   As filed with the Securities and Exchange Commission on May 24, 2002


                                                      Registration No. 333-73804

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                AMENDMENT NO. 3

                                 TO FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       SUPER VISION INTERNATIONAL, INC.
                (Name of small business issuer in its charter)


          Delaware                            7389                 59-3046866
          --------                            ----                 ----------
(State or Jurisdiction of         (Primary standard industrial  (I.R.S. employer
incorporation or organization)     classification code number)     I. D. number)

                       Super Vision International, Inc.
                             8210 Presidents Drive
                            Orlando, Florida 32809
                                (407) 857-9900

                         (Address and telephone number
                      of principal executive offices and
                         principal place of business)
                              __________________

                         Brett M. Kingstone, President
                       Super Vision International, Inc.
                             8210 Presidents Drive
                            Orlando, Florida 32809
                                (407) 857-9900

                      (Name, address and telephone number
                             of agent for service)
                              __________________
                                  Copies to:

                          Suzan A. Abramson, Esquire
                   Katz, Kutter, Alderman Bryant & Yon, P.A.
                        111 N. Orange Avenue, Suite 900
                            Orlando, Florida  32801
                                (407) 841-7100

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                              __________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

   Title of Each            Amount to be              Proposed                Proposed              Amount of
   -------------            ------------              --------                --------              ---------
     Class of                Registered                Maximum                 Maximum           Registration Fee
     --------                ----------                -------                 -------           ----------------
 Securities to be                                 Offering Price Per      Aggregate Offering
 ----------------                                 ------------------      ------------------
    Registered                                          Share                   Price
    ----------                                          -----                   -----
Class A Common                 249,480                $5.53/(1)/             $1,379,624.40           $  344.91
 Stock, $.001 Par               28,918                $5.53/(2)/             $  159,916.54           $   39.98
 Value                         149,688                $8.02/(2)/             $1,200,497.80           $  300.12
                               250,369                $6.21/(3)/             $1,554,791.50           $  388.70
                                28,918                $6.21/(4)/             $  179,580.78           $   44.90
                                ------                -----

Total                          707,373                                       $4,474,411.00           $1,118.61*

(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of our Class A Common Stock on November 15, 2001, as reported by the Nasdaq SmallCap Market.

(2) Reflects shares of Class A Common Stock issuable upon exercise of warrants. The proposed maximum offering price per share was calculated in accordance with Rule 457(g) under the Securities Act.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of our Class A Common Stock on January 25, 2002, as reported by the Nasdaq SmallCap Market.

(4) Reflects shares of Class A Common Stock issuable upon exercise of warrants. The proposed maximum offering price per share was calculated in accordance with Rule 457(g) under the Securities Act.

* A Registration Fee in the amount of $685.01 has previously been paid in connection with the initial filing of this Registration Statement.

     Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional shares as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of shares issuable by reason of the anti-dilution provisions of the warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               [SUBJECT TO COMPLETION - DATED MAY 24, 2002]


                       SUPER VISION INTERNATIONAL, INC.

                    707,373 SHARES OF CLASS A COMMON STOCK
                             _____________________

     The Super Vision International, Inc. stockholders listed in the table included in the "Selling Stockholders" section of this prospectus, which begins on page 33, are offering for sale all of the shares of our Class A Common Stock, par value $.001 per share, covered by this prospectus. The 707,373 shares of Class A Common Stock covered by this prospectus include 499,849 outstanding shares and 207,524 shares issuable pursuant to the exercise of warrants held by the selling stockholders. The selling stockholders must first exercise the warrants and acquire the underlying shares of Class A Common Stock before they can resell those shares under this prospectus. We are registering the shares underlying the warrants for resale purposes only and not for initial issuance.


     Of the shares of Class A common stock issuable upon exercise of the warrants, warrants to purchase 149,688 shares have been issued by Super Vision and have an exercise price of $8.02 per share, and warrants to purchase 57,836 shares have been issued by a stockholder of the company and have an exercise price equal to the then "market value" of the shares determined by reference to the average of the last reported bid and asked prices of our Class A common stock for the 30 consecutive business days ending on the exercise date.

     The prices at which the selling stockholders may sell the shares will be determined by the then prevailing market prices for the shares or in negotiated transactions. Super Vision will not receive any of the proceeds from the sale of the shares of Class A common stock by the selling stockholders. We will, however, receive an indeterminate amount of proceeds if all of the warrants issued to the selling stockholders are exercised.


     We have two classes of common stock outstanding, Class A common stock and Class B common stock. The Class A common stock and Class B common stock are identical in all respects except that the Class B common stock has five votes per share while the Class A common stock has one vote per share. Further, the Class B common stock is convertible into Class A common stock on a share-for-share basis and has limited transferability.

     INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Trading in our Class A common stock is conducted on the Nasdaq SmallCap Market under the symbol "SUPVA". On May 21, 2002, the closing price of the Class A common stock on the Nasdaq SmallCap Market was $3.10.


                             _____________________

            The date of this prospectus is ________________, 2002.

                             _____________________

                               TABLE OF CONTENTS
                               -----------------

ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION.............     3
PROSPECTUS SUMMARY........................................................     3
RISK FACTORS..............................................................     5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................    12
USE OF PROCEEDS...........................................................    12
MARKET PRICES OF CLASS A COMMON STOCK.....................................    13
CAPITALIZATION............................................................    14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.................................................    14
DESCRIPTION OF BUSINESS...................................................    20
MANAGEMENT................................................................    26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............    29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................    31
DESCRIPTION OF SECURITIES.................................................    33
SELLING STOCKHOLDERS......................................................    34
PLAN OF DISTRIBUTION......................................................    36
LEGAL MATTERS.............................................................    38
EXPERTS...................................................................    38
CHANGES IN ACCOUNTANTS....................................................    38
INDEX TO FINANCIAL STATEMENTS.............................................   F-1


     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus constitutes an offer to sell or a solicitation to buy shares only in jurisdictions where offers and sales are permitted

         ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION
         -------------------------------------------------------------

     In this prospectus, unless the context otherwise requires, "Super Vision," "we," "our," "us," the "company" and similar expressions refer to Super Vision International, Inc., a Delaware corporation, and its subsidiary, but not to the selling stockholder identified under the caption "Selling Stockholder."

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may inspect and copy these materials at the public reference facilities maintained by the SEC at:

          Judiciary Plaza                       Citicorp Center
          Room 1024                             500 West Madison Street
          450 Fifth Street, N.W.                Suite 1400
          Washington, D.C. 20549                Chicago, Illinois  60661

     You also may obtain copies of these materials from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. You also can find our SEC filings at the SEC's website at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of Class A common stock offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information set forth in the registration statement. For further information about our common stock, and us, we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement. You can review and copy the registration statement and its exhibits and schedules from the SEC at the addresses listed above or from its Internet site.


                               PROSPECTUS SUMMARY
                               ------------------

     The following information summarizes the material information appearing elsewhere in this prospectus. We encourage you to read the entire prospectus carefully.

Super Vision International, Inc.

     We are a designer and manufacturer of LED and fiber optic lighting products, signs and displays for applications in the signage, swimming pool, architectural, and retail industries. We derive our revenues primarily from sales of SIDE-GLOW(R) and END-GLOW(R) fiber optic lighting cables, and fiber optic lighting sources, accessories, endpoint signs and displays. We also design, market and sell fiber optically lit waterfalls and water features. We market and distribute our products primarily through a network of independent sales representatives and distributors.

     Our SIDE-GLOW(R) fiber optic lighting cable utilizes a patented center core in the manufacturing process to produce a plastic cable which, used in conjunction with a halogen or metal-halide light source, emits light along its entire length. We market our SIDE-GLOW(R) cable as an alternative to neon lighting for indoor and outdoor architectural accents and large signs and displays. Our SIDE-GLOW(R) fiber optic lighting cable is flexible and easy to install, is not prone to the breakage associated with glass neon tubes and is energy efficient, providing significant savings in electrical costs. In addition, unlike neon, which remains a constant color, the light source for our fiber optic lighting cable makes the cable capable of changing color. While our fiber optic lighting products cannot yet achieve neon's level of brightness and are generally more costly to purchase and install, we believe the benefits of our SIDE-GLOW(R) cable outweigh these factors for a large segment of the current neon market.

     During the first half of 2001, we introduced a new line of lighting products using LED technology for signs, safety/warning lamps, lighting strips, swimming pools and spas, architectural lighting, or wherever a small light source is required. Our FlexLED product was designed specifically for illuminating channel letters.

     Our "point-to-point" fiber optic lighting products employ fiber optic strands to create signs and other types of displays in virtually unlimited shapes, sizes, designs and colors using fiber optic end points to illuminate a logo or other image. These products have been incorporated in point of purchase signs, outdoor advertising, trade shows and interior displays by numerous theatres, restaurants, nightclubs, hotels and other businesses.

     Super Vision was incorporated in Delaware in December 1993 and is the successor by merger to a Florida corporation of the same name which was incorporated in January 1991. Our principal executive offices are located at 8210 Presidents Drive, Orlando, Florida 32809, and our telephone number is (407) 857-9900.

The Offering

Class A Common Stock Offered ................          707,373 shares/(1)/

Class A Common Stock Outstanding as of May 15, 2002, 2,056,980 shares/(2)/


NASDAQ SmallCap Symbol ...................... Class A Common Stock         SUPVA

(1) Of the shares of Class A common stock being offered by the selling stockholders, an aggregate of 207,524 shares are subject to warrants under which we will receive an indeterminate amount of proceeds if all of the warrants are exercised in full. Of the shares issuable upon exercise of the warrants, warrants to purchase 149,688 shares have been issued by Super Vision and have an exercise price of $8.02 per share, and warrants to purchase 57,836 shares have been issued by the Kingstone Family Limited Partnership II, which is controlled by Brett M. Kingstone, our chief executive officer, and have an exercise price equal to the then "market value" of the shares determined by reference to the average of the last reported bid and asked prices of our Class A common stock for the 30 consecutive business days ending on the exercise date. The warrants to purchase 57,836 shares may only be exercised upon the exercise of warrants to purchase up to 289,187 shares issued to the Kingstone Family Limited Partnership II. The warrants issued to the Kingstone Family Limited Partnership II have an exercise price of $7.00 per share. The selling stockholders may each purchase from the partnership up to 10% of the shares of Class A common stock purchased by the Kingstone Family Limited Partnership II upon exercise of its warrants, or a maximum of 28,918 shares each.

(2) Does not include an aggregate of 438,875 shares issuable upon the exercise of warrants. There can be no assurance that any such warrants will be exercised. Does not include (i) 450,000 shares issuable upon the exercise of options granted or available for grant under the Company's 1994 Stock Option Plan, as amended and restated or (ii) 483,264 shares of Class B common stock automatically convertible into an equivalent number of shares of Class A common stock upon the sale or transfer of the Class B shares.

Summary Consolidated Financial Data

    The following table sets forth our summary consolidated financial data. This table does not represent all of our financial information. You should read this information together with our financial statements and the notes to those statements beginning on page F-1 of this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Historical results are not necessarily indicative of future results.

Statement of Operations Data

                                Year Ended December 31,         Three Months Ended March 31,
                                -----------------------         ----------------------------

                                2001               2000         2002               2001
                                ----               ----         ----               ----
                                                            (Unaudited)        (Unaudited)
Revenues                    $11,785,237        $11,654,167   $2,867,267         $3,416,147
Costs and expenses           12,472,893         11,696,267    2,953,081          3,320,691
Net loss                       (999,233)          (259,211)    (173,140)            95,456
Net loss per common share         (0.39)             (0.10)       (0.07)              0.01

Balance Sheet Data:

                              December 31, 2001      March 31, 2002
                              -----------------      --------------
                                                       (Unaudited)
Working Capital                  $ 4,808,388           $ 5,213,734
Total Assets                      11,478,211            11,121,245
Total Liabilities                  4,509,703             4,326,405
Stockholders' equity               6,968,508             6,794,840


                                  RISK FACTORS
                                  ------------

     Any investment in our Class A common stock involves a high degree of risk. You should carefully consider the following risks relating to our business and our Class A common stock, together with the other information described elsewhere in this prospectus. If any of the following risks actually occur, our business could be materially affected, the trading price of our Class A common stock could decline, and you might lose all or part of your investment. The risks and uncertainties described below are, however, not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also impair our operations.

We Have a History of Operating Losses and May Not be Able to Operate Profitably

     We have experienced annual losses of ($999,233), ($259,211), and ($355,741) for each of the years ended December 31, 2001, 2000, and 1999, respectively. Our net loss for the three months ended March 31, 2002 was ($173,140). Our company faces significant challenges in order to reach profitability. Some of these challenges are discussed in detail in these Risk Factors. In order for our company to be successful and to grow, we will need to successfully address these challenges. Most of our expenses are fixed in nature, and we generally are unable to reduce our expenses significantly in the short-term to compensate for any unexpected delay or decrease in anticipated revenues. As a result, we may continue to experience losses on a quarterly or annual basis, which could cause the market price of our Class A common stock to decline.


General Economic and Industry Conditions May Effect Our Business

     Any general economic, business or industry conditions that cause customers or potential customers to reduce or delay their purchases of lighting products, signs or displays could have a material adverse effect on our business, prospects and financial performance. Worldwide economic conditions could have an effect on the demand for our products and could result in declining revenue and earnings. The U.S. economy has been softening since the end of 2000. If this trend continues, as appears likely, we may experience difficulties collecting accounts receivable, sales and demand for our products may decrease, and our operating results will probably suffer.

Our Quarterly Operating Results Fluctuate as a Result of Many Factors

     Our quarterly revenues and operating results have fluctuated and are likely to continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. Factors that could affect our revenues include, among others, the following:

  . competitive factors, such as competitive pricing pressure and the potential introduction of new products by competitors;

  . manufacturing factors, including constraints in our manufacturing and assembly operations and shortages or increases in the prices of raw materials and components;

  . sales and distribution factors, such as changes in product mix or distribution channels resulting in lower margins, increases in sales and marketing expenses, the loss of a significant distributor or sales representative, and seasonality of sales;

  . product development and introduction problems, such as increased research, development and marketing expenses associated with new product introductions, delays in the introduction of new products and technologies, and adverse effects on sales of existing products;

  . our ability to control costs, including levels of expenses relative to revenue levels;

  . our ability to develop, introduce, market and gain market acceptance of new products and product enhancements in a timely manner;

  . the size, timing, rescheduling or cancellation of significant customer orders;

  . changes in our pricing policies and the pricing policies of our suppliers and competitors, pricing concessions on volume sales, as well as increased price competition in general;

  .  our success in expanding and implementing our sales and marketing programs;

  .  our relatively small level of backlog at any given time;

  .  the mix of sales among our products;

  . deferrals of customer orders in anticipation of new products, or product enhancements;

  .  risks and uncertainties associated with our international business;

  .  expenses that may be incurred in litigation;

  .  personnel changes;

  . currency fluctuations and our ability to get currency out of certain foreign countries; and

  . general economic and market conditions, including housing market trends, interest rates and the weather.

  In addition, our sales in any quarter may consist of a relatively small number of large customer orders. As a result, the timing of a small number of orders may impact our quarter-to-quarter results. The loss of, or a substantial reduction in, orders from any significant customer could seriously harm our business, financial condition and results of operations.

  Our quarterly operating results are also substantially affected by the market's acceptance of our products and the level and timing of orders received. Significant portions of our expenses are relatively fixed in advance based upon our forecasts of future sales. If sales fall below expectations in any given quarter, our operating results will be adversely affected. In addition, certain product development and marketing expenditures may vary significantly from quarter to quarter and are made well in advance of potential resulting revenue.

  Due to all of the factors listed above and other risks discussed in this prospectus, our future operating results could be below the expectations of securities analysts or investors. If that happens, the trading price of our Class A common stock could decline. As a result of these quarterly variations, you should not rely on quarter-to-quarter comparisons of our operating results as an indication of our future performance.

If Fiber Optic Lighting Products Do Not Gain Wider Market Acceptance Our Business and Financial Performance May Suffer

     We derive our net sales and income primarily from selling SIDE-GLOW(R) and END GLOW(R) fiber optic cables, light sources, lighting accessories, endpoint signs and displays, and fiber optically lit waterfalls and water features. Our fiber optic lighting products compete with traditional lighting technologies such as neon and florescent lighting. Traditional lighting technologies have the advantage of a long history of market acceptance and familiarity as compared to our products. The initial purchase price of our fiber optic lighting products is typically higher than conventional lighting, and our products tend to be less bright than conventional alternatives. Our continued success will depend upon increased acceptance of fiber optic lighting products as an alternative to neon and other traditional lighting technologies. Our future results are dependent upon continued growth of the fiber optic lighting market. As part of our sales and marketing strategy, we actively seek to educate our target markets as to the advantages of fiber optic lighting systems. We believe that achievement of this objective is critical to our future success. Fiber optic lighting products may not continue to gain market share within the overall lighting market or competitors may introduce better lighting technologies, displacing fiber optic lighting products in the market. As a growth company, either of these occurrences could have a material adverse effect on our business, results of operations, and the value of our securities.

Our Sales are Dependent Upon New Construction Levels and are Subject to Seasonal Trends

     Sales of our lighting products depend significantly upon the level of new building construction and renovation. Construction levels are affected by housing market trends, interest rates and the weather. Sales of our pool and spa lighting products depend substantially upon the level of new pool construction. Because of the seasonality of construction, our sales of swimming pool and lighting products, and thus our overall revenues and income, have tended to be significantly lower in the first quarter of each year. Various economic and other trends may alter these seasonal trends from year to year, and we cannot predict the extent to which these seasonal trends will continue.

Our Future Success Depends on the Successful Development and Market Acceptance of New Products.

     We believe our revenue growth and future operating results will depend in part on our ability to complete development of new products and enhancements to existing products, introduce these products in a timely, cost-effective manner, achieve broad market acceptance of these products and enhancements, and reduce our product costs. We may not be able to introduce any new products or any enhancements to our existing products on a timely basis, or at all. In addition, the introduction of any new products could adversely affect the sales of certain of our existing products. Market acceptance of our new products depends upon many factors, including our ability to accurately predict market requirements and evolving industry standards, our ability to resolve technical challenges in a timely and cost-effective manner and achieve manufacturing efficiencies, the perceived advantages of our new products over traditional products, and the marketing capabilities of our independent distributors and strategic partners.

We Have Significant International Sales and Are Subject to Risks Associated with Operating in International Markets

     International product sales represented approximately 26% of our total revenues for the year ended December 31, 2001 and approximately 25% for the year ended December 31, 2000. We believe our international distributors are better able to service international markets due to their understanding of local market conditions and best business practices. International business operations are subject to inherent risks, including, among others:


  . unexpected changes in regulatory requirements, tariffs and other trade barriers or restrictions;

  .  longer accounts receivable payment cycles;

  .  difficulties in managing and staffing international operations;

  .  potentially adverse tax consequences;

  .  the burdens of compliance with a wide variety of foreign laws;

  . import and export license requirements and restrictions of the United States and each other country in which we operate;

  . exposure to different legal standards and reduced protection for intellectual property rights in some countries;

  .  currency fluctuations and restrictions; and

  .  political, social and economic instability.

     Any of these factors may adversely effect our future international sales and, consequently, our business and operating results. Furthermore, as we increase our international sales, our total revenues may also be affected to a greater extent by seasonal fluctuations resulting from lower sales that typically occur during the summer months in Europe and other parts of the world.

     We believe that international sales will continue to represent a significant portion of our revenues, and that continued growth and profitability may require further expansion of our international operations. Many of our international sales are currently denominated in U.S. dollars. As a result, an increase in the relative value of the dollar could make our products more expensive and potentially less price competitive in international markets. We do not engage in any transactions as a hedge against risks of loss due to foreign currency fluctuations.

Competition is Increasing In a Number of Our Markets

     The lighting industry is highly competitive. Our product lines span major segments within the lighting industry and, accordingly, our products compete in a number of different markets with a number of different competitors. We compete with independent distributors, importers, manufacturers, and suppliers of lighting fixtures and other consumer products. Our competitors include some very large and well-established companies. Many of our competitors have far greater name recognition and greater financial, technological, marketing and customer service resources than we do. This may allow them to respond more quickly to new or emerging technologies and changes in customer requirements.
It may also allow them to devote greater resources to the development, promotion, sale and support of their products than we can. Our competitors market products that compete with our products on the basis of price and other factors. Some of these competitors do not maintain warehouse operations or do not perform all of the services we provide, which requires us to charge higher prices. The relatively low barriers to entry into the lighting industry and the limited proprietary nature of many lighting products also permit new competitors to enter the industry easily. Our ability to compete successfully in this highly competitive market depends upon our ability to manufacture and purchase quality components on favorable terms, ensure our products meet safety standards, deliver our products promptly at competitive prices, and provide a wide range of services. We anticipate that any future growth in fiber optic lighting will be accompanied by continuing increases in competition. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our business, financial condition and results of operations.

We May Not be Able to Adequately Protect or Enforce Our Intellectual Property Rights

     We consider our technology and procedures proprietary. If we are not able to adequately protect or enforce the proprietary aspects of our technology, competitors could be able to access our proprietary technology and our business, financial condition and results of operations could be harmed. We currently attempt to protect our technology through a combination of patent, copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and similar means. Despite our efforts, other parties may attempt to disclose, obtain or use our technologies. Our competitors may also be able to independently develop products that are substantially equivalent or superior to
our products or design around our patents.   In addition, the laws of some
foreign countries do not protect our proprietary rights as fully as do the laws of the United States. As a result, we may not be able to protect our proprietary rights adequately in the United States or abroad.

     We may receive notices that claim we have infringed upon the intellectual property of others. Even if these claims are not valid, they could subject us to significant costs. We have engaged in litigation in the past, and litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others.
Litigation may also be necessary to defend against claims of infringement or invalidity by others. An adverse outcome in litigation or any similar proceedings could subject us to significant liabilities to third parties, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies. We may not be able to obtain any licenses on terms acceptable to us, or at all. We also may have to indemnify certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party's intellectual property. Any of these results could adversely affect our business, financial condition and results of operations. In addition, the cost of addressing any intellectual property litigation claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and could seriously harm our business, financial condition and results of operations.

We Rely on Third Parties for a Significant Portion of Our Sales; Terms and Conditions of Sales are Subject to Change With Very Little Notice

     We rely significantly on indirect sales channels to market and sell our products. Most of our products are sold through independent distributors and agents. Our current agreements with indirect sales channels are non-exclusive with regard to lighting products in general, but exclusive with respect to fiber optic and LED lighting products. We anticipate that any such agreements we enter into in the future will be on similar terms. Furthermore, our agreements are generally short-term, and can be cancelled by these sales channels without significant financial consequence. We cannot control how these sales channels perform and cannot be certain that either our customers or we will be satisfied by their performance. If these distributors and agents significantly change their terms with us, or change their historical pattern of ordering products from us, there could be a significant impact on our revenues and profits.

We Depend on Third-Party Suppliers

     We depend on others to manufacture a significant portion of the component parts we incorporate into our products. We purchase our component parts from numerous third-party manufacturers and believe that numerous alternative sources of supply are readily available for most component parts. We depend on our suppliers to satisfy performance and quality specifications and to dedicate sufficient production capacity for components within scheduled delivery times. We do not maintain contracts with any of our suppliers; instead, we purchase our components pursuant to purchase orders placed from time to time in the ordinary course of business. This means we are vulnerable to unanticipated price increases.

     We purchase fiber optic strands from a single Japanese supplier. While we believe alternative sources for fiber optic strands are available to enable us to produce our endpoint signs and displays, the SIDE-GLOW(R) and END GLOW(R) cables require fiber optic material of a higher quality than we believe is generally available elsewhere. Accordingly, the loss of this supplier or delays in obtaining shipments could have a material adverse effect on our operations until such time as an alternative supplier could be found.

     We may be subject to various import duties applicable to materials manufactured in foreign countries and, in addition, may be affected by various other import and export restrictions, as well as other considerations or developments impacting upon international trade, including economic or political instability, shipping delays and product quotas. These international trade factors will, under certain circumstances, have an impact both on the cost of components (which will, in turn, have an impact on the cost to us of the manufactured product) and the wholesale and retail prices of our products.

We Depend on Key Employees in a Competitive Market for Skilled Personnel; the Loss of the Services of any of our Key Employees Could Materially Affect our Business

     Our future success will depend to a large extent on the continued contributions of certain key employees, many of whom would be difficult to replace. We do not have employment agreements with our key employees except for Brett Kingstone, our Chairman of the Board, President and Chief Executive Officer. The loss of the services of Mr. Kingstone would have a material adverse affect on our business. Our future success also will depend on our ability to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is intense. The loss of, or failure to attract and retain, any such persons could delay product development cycles, disrupt our sales and marketing functions, disrupt our operations, or otherwise harm our business or results of operations.

Our Business is Subject to Additional Risks that Could Materially and Adversely Affect Our Future Business, Including:

  . manufacturing risks, including the risks of shortages in materials or components necessary to our manufacturing and assembly operations, and the risks of increases in the prices of raw materials and components;

  . sales and distribution risks, such as risks of changes in product mix or distribution channels that result in lower margins;

  .  risks of the loss of a significant customer;

  . risks of the effects of volume discounts that we grant from time to time to our larger customers, including reduced profit margins; and

  . risks of product returns and exchanges; we cannot be assured that we will not experience component problems in the future that could require increased warranty reserves and manufacturing costs.

Our President and Chief Executive Officer Controls a Significant Percentage of Our Common Stock

     On May 15, 2002, Brett M. Kingstone, our Chairman of the Board, President and Chief Executive Officer, owned beneficially approximately 15% of our outstanding common stock, including all of the outstanding shares of our Class B Common Stock. Mr. Kingstone has approximately 57% of the voting power of our outstanding shares and is able to control all matters requiring stockholder approval, including election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A common stock. In addition, Mr. Kingstone is in a position to impede transactions that may be desirable for other stockholders. He could, for example, make it more difficult for anyone to take control of us.

The Trading Price of Our Class A Common Stock is Volatile

     The trading price of our Class A common stock has been subject to wide fluctuations in the past. Since January 2000, our Class A common stock has traded at prices as low as $3.10 per share and as high as $9.88 per share. We may not be able to increase or sustain the current market price of our Class A common stock in the future. As such, you may not be able to resell your shares of Class A common stock at or above the price you paid for them. The market price of our Class A common stock could continue to fluctuate in the future in response to various factors, including, but not limited to:


  .  quarterly variations in operating results;

  .  our ability to control costs and improve cash flow;

  .  shortages announced by suppliers;

  .  acquisitions of businesses, products or technologies;

  .  changes in pending litigation or new litigation;

  .  changes in investor perceptions;

  . introduction of new products or product enhancements by us or by our competitors; and

  . changes in earnings estimates or investment recommendations by securities analysts.

  The stock market in general has recently experienced volatility, which has particularly affected the market prices of equity securities of many high technology companies. This volatility has often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our Class A common stock. In the past, companies that have experienced volatilities in the market price of their securities have been the subject of securities class action litigation. If we were to become the subject of a class action lawsuit, it could result in substantial losses and divert management's attention and resources from other matters.

Our Stock Structure and Certain Anti-Takeover Provisions May Affect the Price of Our Common Stock

     Certain provisions of our certificate of incorporation could make it difficult for a third party to acquire us, even though an acquisition might be beneficial to our stockholders. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Our Class A common stock entitles the holder to one vote per share and our Class B common stock entitles the holder to five votes per share. The disparity in the voting rights between our common stock, as well as Mr. Kingstone's beneficial ownership of all of the Class B common stock, could discourage a proxy contest or make it more difficult for a third party to effect a change in our management and control. In addition, our Board of Directors is authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with voting, conversion and other rights and preferences superior to those of our common stock, as well as additional shares of Class B common stock. Our future issuance of preferred stock or Class B common stock could be used to discourage an unsolicited acquisition proposal.

We Do Not Pay Cash Dividends


     We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on either class of our common stock in the foreseeable future.

We May Be Subject to Additional Risks

     The risks and uncertainties described above are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
               -------------------------------------------------

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

  .  the statements discuss our future expectations;

  . the statements contain projections of our future earnings or of our financial condition; and

  .  the statements state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our class A common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our Class A common stock could decline and you may lose all or part of your investment.

                                USE OF PROCEEDS
                                ---------------

     The shares of our Class A common stock offered under this prospectus are for the account of the selling stockholders. We will not receive any of the proceeds from sales of the shares by the selling stockholders. However, 207,524 of the shares covered by this prospectus are subject to issuance by us pursuant to the exercise of warrants. Warrants to purchase up to 149,688 shares have been issued by Super Vision and have an exercise price of $8.02 per share. Any cash proceeds we receive from the exercise of these warrants would be used for general corporate purposes. We will not receive any proceeds from the exercise of the remaining 57,836 warrants because the shares will be purchased from the Kingstone Family Limited Partnership II, which is controlled by Brett Kingstone, our chief executive officer. However, those warrants do not vest unless the partnership fully or partially exercises certain warrants to purchase 289,187 shares of our Class A Common Stock at $7.00 per share. Any cash proceeds we receive from the exercise of the warrants by the Kingstone Family Limited Partnership II would also be used for general corporate purposes.

                     MARKET PRICES OF CLASS A COMMON STOCK
                     -------------------------------------



     Our Class A common stock has been quoted in the Nasdaq SmallCap Market under the symbol SUPVA since March 1994. The following table sets forth the high and low bid prices for our Class A common stock as reported by the Nasdaq SmallCap Market for the periods indicated.



                                                    Bid Prices
                                                    ----------
                                                 High         Low
                                                 ----         ---

                    Year Ending
                    -----------
                    December 31,
                    ------------
                    2002
                    ----

                    First Quarter                 6.40        4.50


                    Year Ended
                    ----------
                    December 31,
                    ------------
                    2001
                    ----

                    First Quarter                    7       5-1/2
                    Second Quarter               7-3/5       6-1/8
                    Third Quarter                    7       5-3/4
                    Fourth Quarter               6-3/4      5-1/10

                    Year Ended
                    ----------
                    December 31,
                    ------------
                    2000
                    ----

                    First Quarter                9-7/8           6
                    Second Quarter               8-3/8       7-5/8
                    Third Quarter                    8           7
                    Fourth Quarter               7-3/4       5-1/2

     As of May 15, 2002, we believe that there were approximately 31 holders of record of our Class A common stock.


     We have never paid any cash dividends, and we do not intend to pay any cash dividends on our Class A common stock for the foreseeable future. We intend to reinvest our earnings, if any, in the growth and expansion of our business. There are no restrictions that limit our ability to pay dividends or that are likely to do so in the future.

                                CAPITALIZATION
                                --------------

     The following table sets forth our capitalization as of March 31, 2002. The table should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus.


                                                                 March 31, 2002
                                                              -----------------
      Obligation under capital lease                                $ 2,946,360

      Stockholders' Equity:
      Preferred stock, $.001 par value, 5,000,000 shares
       authorized, none issued
      Class A common stock, $.001 par value, authorized
       16,610,866 shares,2,083,110 issued and outstanding
       at December 31, 2001                                               2,084
      Class B common stock, $.001 par value, 3,389,134 shares
       authorized, 483,264 issued and outstanding at
        December 31, 2001; each share entitled to 5 votes                   483
      Accumulated other comprehensive loss                              (31,183)
      Additional paid-in capital                                     10,556,110
      Accumulated deficit                                            (3,732,654)
                                                                    -----------
      Total stockholders' equity                                    $ 6,794,840
                                                                    -----------
      Total capitalization                                          $ 9,741,200
                                                                    ===========


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   --------------------------------------------------------------------------
                                   OPERATIONS
                                   ----------

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

RESULTS OF OPERATIONS


     Year Ended December 31, 2001 Compared to December 31, 2000


     Revenues

     Our revenues are derived primarily from sales of SIDE-GLOW(R) and END GLOW(R) fiber optic cables and light sources, LED lighting products, lighting accessories, endpoint signs and displays, and fiber optically lit waterfalls and water features. Revenues for the year ended December 31, 2001 were approximately $11,785,000 as compared to $11,654,000 during the preceding year, an increase of approximately $131,000 or 1%. This increase was primarily the result of sales growth in the architectural and waterfall markets, which increased 21% and 119%, respectively, over 2000 levels. Revenues from the sign, and pool and spa markets decreased 13% and 40%, respectively, as compared to 2000.

     We derived approximately 16% of our total revenues from Hayward Pool Products, Inc. in 2001 compared to approximately 28% in 2000. Previously, Hayward was the exclusive worldwide distributor of our fiber optic lighting products in the swimming pool and spa market. On August 15, 2001, we reached an agreement with Hayward terminating Hayward's exclusive distribution rights as of September 30, 2001. Our agreement with Hayward allowed us to commence direct selling of our fiber optic lighting products in the swimming pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001. We have agreed to pay Hayward royalties on gross sales of fiber optic pool lighting products sold by us in the U.S. and Canada over a term of five years at the rate of 5% of gross sales in the first year, 3% in the second and third years and 2% in the fourth and fifth years with a $100,000 minimum payment due during each of our fiscal years ending December 31, 2002 and 2003. Pursuant to the agreement, Hayward also agreed to return certain fiber optic lighting products we previously sold to Hayward and to return vested warrants covering 49,896 shares of our Class A common stock previously issued to Hayward all in exchange for $300,000, which we paid to Hayward in December 2001. The settlement payment of $300,000 was allocated to the returned inventory at its fair market value of approximately $155,000, to the returned vested warrants at their fair market value on August 15, 2001, the measurement date, of approximately $43,000 and the approximately $102,000 balance of the settlement payment was recorded as a one-time charge to operations in December 2001. The inventory repurchased from Hayward consisted of our manufactured fiber optic lighting products, which had been directly purchased by Hayward from us from January 1, 2000 through September 30, 2001. The shares underlying Hayward's remaining warrants and other shares of our common stock owned by Hayward are subject to certain registration rights. The termination of Hayward's exclusive distribution rights also released Hayward from any annual minimum purchase commitments for 2001 and beyond.

     We believe that directly marketing our swimming pool products through our network of independent manufacturer's representatives will allow us to more closely serve our customers as well as offer new services such as the bundling of product and installation. We anticipate that directly marketing our products in the swimming pool market may enable us to increase revenues and gross margin from the sale of our pool and spa products.


     Gross Margin

     Gross margin for the year ended December 31, 2001 was approximately $4,119,000, a 10% increase over 2000. Our gross margin percentage was 35% for the year ended December 31, 2001 as compared to 32% for 2000. Gross margin is dependent, in part, on product mix, as well as our mix of customers, which fluctuates from time to time. The 10% increase in the amount of gross margin for the year ended December 31, 2001 over the year ended December 31, 2000 was mainly due to the increased sales volume of domestic architectural products. The increase in gross margin percentage from 32% to 35% was the result of enhancements to our sales process, a lower mix of revenue from pool related products that were sold at a significant discount off list price to Hayward pursuant to our now terminated distributor agreement with Hayward, and the implementation of cost reductions in material components.

     We intend to continue focusing on improving gross margin and profitability through aggressively pursuing reductions in the cost of key material components and manufacturing costs. To that end, we are in the process of sourcing assembly of illuminators overseas, which is expected to have a favorable impact on our overall gross margin and lower production costs in 2002 and beyond. The assembly of illuminators overseas has reduced our manufacturing space requirements and has allowed us to sub-lease 20,000 square feet of our facility for the period March 1, 2002 to February 28, 2003 to an unrelated party. The base rental for the sub-lease is $13,250 per month, plus expenses for a pro rata portion of power and water consumption.


     Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the year ended December 31, 2001 were approximately $4,350,000, or 37% of revenues, compared to approximately $3,323,000, or 29% of revenues, for 2000, an increase of approximately $1,027,000, or 31% over the preceding year. The increase was primarily due to additional sales and marketing related expenses to support our domestic architectural lighting market as well as a one-time charge of approximately $102,000 taken for the Hayward settlement. We currently expect that selling, general and administrative expenses will continue to increase in absolute dollars in order to support the distribution of our product offerings, in the domestic architectural lighting market as well as the pool and spa market, on a direct basis through our network of agents and independent manufacturer representatives.


     Research and Development

     Research and development costs were approximately $456,000 for the year ended December 31, 2001 compared to approximately $455,000 for 2000. Research and development costs are expensed as incurred, primarily in advance of any related sales and in some cases may not ultimately generate sales.


     Interest

     We had interest income for the year ended December 31, 2001 of approximately $122,000 compared to approximately $187,000 for 2000, a decrease of approximately $65,000, or 35%, due to lower cash balances during the year. Interest expense of approximately $431,000 for the year ended December 31, 2001 compared to approximately $439,000 for 2000, related to the capital lease for our facility in Orlando, Florida.


     Income Tax

     We have a full valuation allowance against income tax benefits resulting from losses incurred on operations and, as a result, there was no provision for income tax in 2001 or 2000.


     Net Loss

     Our net loss for the year ended December 31, 2001 was approximately $999,000, or $0.39 per basic and diluted share, compared to a net loss of approximately $259,000, or $0.10 per basic and diluted share, for 2000. The increase in the net loss was primarily due to higher selling, general and administrative expenses partially offset by increased gross margin.






     Three Months Ended March 31, 2002 Compared to March 31, 2001

     Revenues for the three months ended March 31, 2002 were approximately $2,867,000 as compared to approximately $3,416,000 for the three months ended March 31, 2001, a decrease of approximately $549,000 or 16%. The decrease was primarily the result of a reduction in revenues in the pool and spa and domestic architectural lighting markets, which declined approximately $507,000 and $82,000, respectively, as compared to the three months ended March 31, 2001.

     We derived approximately 3% of our total revenues from Hayward Pool Products Inc. for the three months ended March 31, 2002, as compared to approximately 27% for the same period in 2001. Previously, Hayward was the exclusive worldwide distributor of our fiber optic lighting products in the pool and spa market. On August 15, 2001, we reached an agreement with Hayward terminating Hayward's exclusive distribution rights as of September 30, 2001. The agreement with Hayward allowed us to commence direct selling of our fiber optic lighting products in the pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001.

     Currently, we market our pool and spa products directly through a network of independent manufacturer's representatives. We believe that the decline in revenues from the pool market is the result of a slower than anticipated "early buy" of fiber optic lighting products by pool distributors as well as the ramp up period to build awareness and distribution channels related to our entry into the pool market on a direct basis.

     Gross margin for the quarter ended March 31, 2002 was approximately $1,153,000 or 40% as compared to approximately $1,133,000 or 33% for the three months ended March 31, 2001. Gross margin is dependent, in part, on product mix, as well as the mix of customers, which fluctuates from time to time. The increase in gross margin was the result of an increased percentage of higher margin sales from domestic architectural lighting as well as increased margins from sales of our LED sign market products.

     Selling, general and administrative expenses were approximately $1,117,000 during the three months ended March 31, 2002 as compared to approximately $940,000 for the same period in 2001, an increase of approximately $177,000 or 19%. The increase was principally due to additional sales and marketing related expenses to support our sales in the domestic architectural lighting market as well as our direct entry into the pool and spa market. We currently expect that selling, general and administrative expense will continue to increase in absolute dollars in order to support the distribution of our product offering in the domestic architectural lighting market as well as the pool and spa market on a direct basis through our network of agents and independent manufacturer representatives.

     Research and development costs were approximately $122,000 during the three months ended March 31, 2002 as compared to approximately $98,000 during the same period in 2001. The increase in research and development expense is related to the development of the LED product offering for the pool and spa market

     Interest expense of approximately $107,000 for the quarter ended March 31, 2002 as compared to approximately $109,000 for the same period in 2001 relates to the capital lease in connection the Company's facility in Orlando, Florida.

     We have provided a full valuation allowance against income tax benefits resulting from losses incurred on operations and as a result there was no provision for income tax during the three months ended March 31, 2002 and 2001, respectively.

     The net loss for the three months ended March 31, 2002 was approximately $173,000 or $0.07 per basic and diluted common share, as compared to net income of approximately $22,000, or $0.01 per basic and diluted common share, for the quarter ended March 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, we have financed our operations primarily with cash flow from operations and equity capital.


     Year Ended December 31, 2001 compared to December 31, 2000



     At December 31, 2001, we had working capital of approximately $4,808,388, a decrease of approximately 20% over working capital of approximately $6,010,000 at December 31, 2000. During 2001, we financed our operations primarily from cash flow and cash on hand.


     Cash Flows from Operating Activities


     Net cash used in operations totaled approximately $553,000 for the year ended December 31, 2001. The net loss of approximately $999,000 was partly offset by the non-cash expense for depreciation and amortization of approximately $696,000. The most significant uses of cash in operations during 2001 were an increase in prepaid expenses of approximately $131,000 related to advance payments to certain suppliers for production of new product and an advance lease payment on the existing facility. Accounts receivable increased by approximately $66,000 in 2001 due to the timing of customer payments. The increase in prepaid expense and accounts receivable, offset by a decrease in inventory of approximately $80,000, accounted for most of the change in operating assets and liabilities during 2001.

          Net cash provided by operations totaled approximately $799,000 for the year ended December 31, 2000. The net loss of approximately $259,000 was partially offset by the non-cash expense for depreciation and amortization of approximately $658,000. Cash provided by operating activities for the year ended December 31, 2000, included an increase in accounts payable of approximately $395,000 due to the timing of payments to suppliers, which was offset by an increase in prepaid expense and inventory of approximately $69,000 and $158,000, respectively. These changes accounted for most of the change in operating assets and liabilities in 2000.


     Cash Flows from Investing Activities

     Net cash used in investing activities for the years ended December 31, 2001 and 2000 totaled approximately $319,000 and $310,000, respectively. Capital expenditures of approximately $368,000 for prototype and design equipment, purchase of computer hardware and software, furniture and fixtures and tooling accounted for most of the investing activities for 2001. Proceeds from the sale of investments in the amount of $1,000,000, resulted from the maturity of U.S. Corporate Securities and the conversion of these securities to cash in August 2001. We also purchased shares in a fixed income mutual fund in May 2001, totaling approximately $500,000, and purchased a fixed income corporate bond for approximately $460,000 in October 2001. The fixed income corporate bond earns interest at the rate of 5.875% and matures in January 2003.

     We made capital expenditures of approximately $247,000 for tooling, leasehold improvements in connection with our new showroom, computer and office equipment and trade show fixtures during 2000.


     Cash Flows from Financing Activities

     Net cash provided by financing activities for the year ended December 31, 2001 was approximately $10,000. Payments on capital lease obligations (see Related Party Transactions below in this Management's Discussion and Analysis and Footnote # 3 to our consolidated financial statements) in the amount of approximately $68,000 were offset by approximately $79,000 in proceeds from the exercise of employee stock options in 2001.

     In 2000, proceeds from the exercise of employee stock options of approximately $58,000 were offset by approximately $47,000 in payments on the capital lease obligation.

     Three Months Ended March 31, 2002 Compared to March 31, 2001

     At March 31, 2002 we had working capital of approximately of $5,214,000, an increase of approximately 8% as compared to working capital of approximately $4,808,000 at December 31, 2001. During the quarter ended March 31, 2002, we financed our operations primarily from cash flow and cash on hand.

     Net cash used in operations amounted to approximately $198,000 for the quarter ended March 31, 2002 as compared to approximately $343,000 used in operations for the first quarter of 2001. The most significant use of cash was generated by the increase in accounts receivable of approximately $64,000 due to the timing of customer payments. The decrease in prepaid expense of approximately $101,000 is mainly due to the reduction in advance lease payments on the existing facility. The timing of payroll and supplier payments accounted for most of the decrease in accrued compensation and benefits and accounts payable of approximately $92,000 and $86,000 respectively. Net cash used in investing activities for the quarter ended March 31, 2002 amounted to approximately $26,000 and is primarily related to the purchase of equipment and leasehold improvements. Net cash used in financing activities for the three months ended March 31, 2002 amounted to approximately $21,000 in payments on the capital lease obligation related to the Company's facility. See Related Party Transactions below in this Management's Discussion and Analysis.

     We currently believe that existing cash and cash equivalents balances and short-term investments will provide us with sufficient funds to finance our operations for the next 12 months. We intend to continue to invest in the development of new products and enhancements to our existing products. Our future liquidity and capital requirements will depend upon numerous factors, including without limitation, general economic conditions and conditions in the architectural lighting and pool and spa markets in particular, the level and timing of revenue, the costs and timing of our product development efforts and the success of these development efforts, the costs and timing of our sales and marketing activities, the extent to which our existing and new products gain market acceptance, competing technological and market developments, the costs involved in maintaining and enforcing patent claims and other intellectual property rights, and other factors, all of which impact our ability to achieve and maintain profitability.

     If we fail to achieve our plan of generating positive cash flow from operations over the next 12 months, we may not be able to devote as much resources as anticipated to developing or enhancing our products, taking advantage of future opportunities, or responding to competitive pressures or unanticipated requirements, which could harm our business, financial condition, and results of operations.


CRITICAL ACCOUNTING POLICIES

     We use certain accounting policies and procedures to manage changes that occur in our business environment that may affect accounting estimates made in preparation of our financial statements. These estimates relate primarily to our allowance for doubtful accounts receivable and provision for inventory obsolescence. Our strategy for managing doubtful accounts includes stringent, centralized credit policies and collection procedures for all customer accounts. We use a credit risk rating system in order to measure the quality of individual credit transactions. We strive to identify potential problem receivables early, take appropriate collection actions, and maintain adequate reserve levels. Our strategy for providing for inventory obsolescence includes the evaluation of existing inventory usage and realizable value. Typically, no provision is recorded for inventory that is currently used and sold within a reasonable time frame. We believe that the allowance for doubtful accounts and provision for inventory obsolescence is adequate at each period end.

RELATED PARTY TRANSACTIONS

     On September 27, 1996, we entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our President, Chief Executive Officer and Chairman of the Board, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the years ended December 31, 2001, 2000 and 1999 amounted to approximately $598,000, $582,000 and
$553,000, respectively. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered in the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

     At December 31, 2001, future minimum lease payments for the capital lease, currently our only material contractual obligation, were as follows:

Year ending December 31:

2002                                                        $   610,596
2003                                                            628,404
2004                                                            641,127
2005                                                            659,821
2006                                                            673,176
2007 and thereafter                                           3,932,454
                                                            -----------
Minimum lease payments                                        7,145,578
Less amount representing interest
     and executory costs                                     (4,085,022)
                                                            -----------
Present value of net minimum lease
     Payments under capital lease                           $ 3,060,556
                                                            ===========

Deposits paid under the lease agreement totaled $58,167 at December 31, 2001 and 2000.

See also Notes 3 and 6 to our consolidated financial statements.


RECENT ACCOUNTING PRINCIPLES

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," and SFAS No. 142 "Goodwill and Other Intangible Assets," which change the accounting for business combinations and goodwill. SFAS No. 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will therefore cease upon adoption of the Statement, which for Super Vision will be January 1, 2002. The implementation of these Statements is not expected to have a material impact on our financial position or results of operations.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the measurement of an asset retirement obligation from a cost-accumulation approach to a fair value approach, where the fair value (discounted value) of an asset retirement obligation is recognized as a liability in the period in which it is incurred and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently amortized into expense. The pre-FAS 143 prescribed practice of reporting a retirement obligation as a contra-asset will no longer be allowed. SFAS No. 143 becomes effective for fiscal years beginning after June 15, 2002. The implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and APB Opinion No. 30, "Reporting the Results of Operations- -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," it retains the fundamental provisions of those Statements. SFAS No. 144 became effective for fiscal years beginning after December 15, 2001. The implementation of this Statement is not expected to have a material impact on our financial position or results of operations.

     We adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" in 2001 and its adoption had no effect on our operating results or financial position.

                            DESCRIPTION OF BUSINESS
                           ------------------------

General

     Our company is a designer and manufacturer of energy efficient LED and fiber optic lighting products, signs and displays for applications in the signage, swimming pool, architectural, and retail industries.

Products and Services

     SIDE-GLOW(R) END GLOW(R)

     Our SIDE-GLOW(R) fiber optic lighting cables are marketed as an alternative to neon and other conventional lighting products, for use in accent lighting, theme lighting and lighting areas where maintenance and breakage are of concern to the end user. SIDE-GLOW(R) fiber optic lighting cable is flexible and easy to install, is not prone to the breakage associated with glass neon tubes and is energy efficient, providing significant savings in electrical costs and maintenance. In addition, the cables can be combined with standard or custom manufactured light sources and control systems to create color-changing patterns and unique lighting systems. The cables are offered in a variety of diameters with a wide range of light sources.

     END GLOW(R) cables are utilized to transmit cool, ultra violet and heat free light from a remote light source to the object or area being lighted. We market our END GLOW(R) cables in conjunction with our line of light sources and lighting accessories for a variety of applications from swimming pool and spa lighting to display case lighting and residential landscape lighting. END GLOW(R) cables allow for unique lighting of areas or objects with the added benefits of fiber optics. Utilizing our state of the art fiber optic cabling systems, we are able to custom manufacture END GLOW(R) cables to user specifications, in order to deliver the required amount of light to the object at the most affordable cost.

     Our SIDE-GLOW(R) and END GLOW(R) cables have been incorporated in diverse locations worldwide. Applications of these products can be found in the following places: the world's largest fiber optically lit pool in the Westin Hotel, St. John's, U.S. Virgin Islands; Universal Studios CityWalk, Florida; the Coca-Cola sign in New York Times Square; and the Pepsi Cola sign in Caracas, Venezuela.

     During 2001, our SIDE-GLOW(R) and END GLOW(R) cable products accounted for approximately 35% of our total revenues. We believe that this product area offers our largest growth potential and, therefore, we intend to devote the majority of our engineering, sales and marketing efforts to expand this area of our business and the related light source product lines described below.


Light Sources

     We manufacture a variety of light sources used in conjunction with our SIDE-GLOW(R) and END GLOW(R) fiber optic cables and lighting accessories to create full lighting systems. Each line of light sources was created to meet specific market needs and applications. The light sources are manufactured to meet the standards established by Underwriters Laboratories and comparable certifying bodies worldwide. We currently manufacture numerous standard catalog light sources for the following: endpoint fiber optic applications and certain SIDE-GLOW(R) applications; swimming pool and residential applications; display case and interior theme lighting industries; and commercial lighting and signage. We also manufacture a wide variety of custom light sources for specific market needs based on a survey of a customer's lighting applications.

     We utilize control systems with our light sources to allow for customization of lighting systems. All of our light sources are designed to accept a variety of unique controller options, allowing the basic light sources to meet a wide variety of market needs. Multiple light sources can be sequenced using our proprietary control systems to create special lighting effects.

     Light source product lines represented approximately 39% of our total revenue during 2001. We believe that maintaining a competitively priced and commercially superior line of light sources is critical to continued growth in all of our product lines and markets. We plan to devote significant resources to continue development of these products and markets.

Endpoint Signs and Displays

     We design, manufacture, and install endpoint fiber optic signs and custom displays for advertising, signage and point of purchase displays. Custom patterns are created using sophisticated design tools and software, which are then tailored to customer specifications. These patterns are fed into automated equipment to produce drilled patterns in the subject material. Fiber optic filaments are then placed, treated and gathered to a light source. Utilizing a variety of techniques, the fibers are then ordered within the light source and computer generated color disk assembly to create the desired visual effects. During 2001, endpoint signs and displays accounted for approximately 5% of our total revenues.


Lighting Accessories

     We sell a variety of lighting accessories and fixtures for use with our fiber optic cables and light sources. These fixtures include underwater lens assemblies, display case fixtures, downlights and landscape accessories. The accessories and fixtures are used to provide direct object lighting, decorative accent lighting and special effect lighting. We believe that providing these fixtures and accessories to the market enhances our ability to market our fiber optic products as a full lighting package, as opposed to a component line. During 2001, lighting accessories accounted for approximately 9% of our total revenues.


LED Lighting Systems

     During the first half of 2001, we introduced a line of lighting products using LED technology for signs, safety/warning lamps, lighting strips, swimming pools and spas, architectural lighting, or wherever a small light source is required. Our FlexLED product was designed specifically for illuminating channel letters. LED lighting systems accounted for approximately 4% of our total revenue in 2001.


Waterfalls

     We design and manufacture fiber optically lit waterfalls and water features primarily used in swimming pools and spas, through our wholly-owned subsidiary, Oasis Waterfalls LLC. During 2001, sales of Oasis Waterfalls' products and services accounted for approximately 8% of our total revenue.


Sales and Marketing

     Our products are utilized in a wide variety of applications; consequently, we use numerous marketing channels and strategies to reach target customers.

     From November 1998 to October 2000, we had an exclusive distribution, sales and marketing agreement with Cooper Lighting, Inc. and Cooper Industries (Canada), Inc. pursuant to which Cooper acquired the North American rights to market, sell and distribute our products to certain markets including the architectural lighting market. In consideration for these rights, Cooper agreed to purchase up to $47,075,000 of our products over a five-year period. Cooper did not meet its minimum purchase commitments. Effective October 31, 2000, we mutually agreed to terminate our distribution agreement with Cooper. We did not derive any revenue from Cooper in 2001, compared to approximately 13% of our total revenues in 2000. Separate from the distributorship agreement with Cooper, we received an order from Regent Lighting Corporation, an affiliate of Cooper, to supply outdoor lighting products. We derived approximately $839,000, or 7% of our total revenues from Regent Lighting Corporation in 2001, compared to approximately 13% in 2000.


     We currently market and distribute our architectural lighting products in North America through a network of approximately 90 lighting agencies covering the United States and Canada. These independent lighting agencies provide assistance in the lighting specification process and direct customers to purchase our products.

     From September 1996 to October 2001, we had an exclusive distribution agreement with Hayward Pool Products, Inc., the world's largest swimming pool products supplier, pursuant to which Hayward acquired the worldwide rights to market and sell our fiber optic lighting products in the swimming pool and spa market. On August 15, 2001, we reached an agreement with Hayward terminating Hayward's exclusive distribution rights, as of September 30, 2001. Our agreement with Hayward allowed us to commence direct selling of our fiber optic lighting products in the swimming pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001. The termination of Hayward's exclusive distribution rights also released Hayward from any annual minimum purchase commitments for 2001 and beyond. We derived approximately 16% of our total revenues from Hayward in 2001 compared to approximately 28% in 2000.


     We currently market and sell our lighting products in the swimming pool and spa market through a network of independent manufacturer's representatives. We believe our new direct distribution channels will allow us to more closely serve our customers as well as offer new services such as the bundling of product and installation.

     International sales accounted for approximately 26% of our total revenue for 2001 compared to approximately 25% in 2000. We have entered into exclusive and non-exclusive marketing and sales arrangements with leading lighting companies in international territories. We provide technical expertise and limited marketing support, while our international distributors provide sales staff, local marketing, and product service. We believe our international distributors are better able to service international markets due to their understanding of local market conditions and best business practices.


     We use a combination of direct marketing and manufacturer's representatives for our signage product lines in order to reduce end user costs. We also market endpoint signs and displays directly to end users, principally Fortune 500 companies worldwide. We also utilize direct sales efforts to create specific applications for our lighting products for large national commercial and retail lighting projects, including original equipment manufacturer (OEM) opportunities.

Manufacturing and Suppliers

     The fiber optic strands used in our endpoint signs and displays, as well as the production of our SIDE-GLOW(R) and END GLOW(R) cables, are purchased from a key Japanese supplier. While we believe there are alternative sources for the fiber optic strands used in the production of our endpoint signs and displays, we believe our SIDE-GLOW(R) and END GLOW(R) cables require fiber optic material of a higher quality than is generally available elsewhere.


     We use customized cabling and extrusion equipment to internally produce our SIDE-GLOW(R) and END GLOW(R) cables. In August 1997, simultaneously with relocating to our current facility, we upgraded and retrofitted our cabling and extrusion equipment to increase quality and production capability. Monitoring and, when desirable, revising our manufacturing process has allowed us to increase quality, improve capabilities and maintain process control. In the event our cabling and extrusion equipment is ever disabled for any significant period of time, we could outsource the manufacturing of our products.

     We manufacture the light sources and control systems used with our SIDE-GLOW(R) and END GLOW(R) cables and endpoint signs and displays in our facility in Orlando, Florida. The designs of the light sources are considered proprietary, and we have U.S. patents issued with respect to certain designs. All endpoint signs and displays are manufactured directly by us based on the clients' specifications, or designed jointly by our client and our experienced design personnel. We believe our ability to offer a full range of products, and design, engineering and support services, are unique in the market place, and are important to our prospects for future growth.

Research and Product Development

     We constantly strive to enhance our existing products. We plan to develop additional products and identify new markets and distribution channels. We consider our ability to constantly improve existing products, rapidly introduce new products to fill identified needs, and design solutions for custom applications to be critical to our growth. We believe our responsiveness to the market to be an important differentiating factor, and we will continue to provide rapid response to market trends. We believe that the increasing market for fiber optic lighting products in general may attract larger companies into the market with more capital and technical personnel than we currently employ. Accordingly, we plan to continue to explore joint product development activities with our marketing partners to maintain our competitive advantage and defend our market position.

     During 2001, we spent approximately $456,000 on engineering and product development activities, as compared to approximately $455,000 in 2000. We feel our future success will depend, in large part, on our ability to continue to improve and enhance our existing products as well as develop new products and applications for our LED and fiber optic lighting technologies.

     We believe increased levels of spending on research and development will be necessary to successfully develop a product which has the brightness of neon and which can be sold at a comparable price. Additionally, as new market opportunities are identified, increased levels of product development may occur so we can rapidly design, engineer and produce products to fill these market needs.


Competition

     We currently face competition from both traditional lighting technologies such as neon and florescent lighting and from competitors specifically engaged in fiber optic lighting. Several larger companies which are currently engaged in traditional lighting technologies or lighting component manufacturing have announced their intention of entering the fiber optic lighting market through acquisition or formation of divisions or subsidiaries dedicated to penetrating the fiber optic lighting market. There can be no assurance that a large conventional lighting company will not enter the market and utilize its resources to capture significant market share and adversely affect our operating results.

     Traditional lighting technologies have the advantage of a long history of market acceptance and familiarity as compared to our fiber optic products. We actively seek to educate our target markets as to the advantages of fiber optic lighting systems and believe that achievement of this objective is critical to our future.

     We must also compete with traditional lighting on the issues of maintenance costs, safety issues, energy usage, price and brightness. We believe our products can effectively compete against traditional lighting in the areas of maintenance costs, safety and energy consumption. Our lighting systems offer the advantage of centralized light source maintenance for lamp replacement. This feature is superior to other lighting systems, such as neon, which require maintenance throughout the lighting system. Additionally, the SIDE-GLOW(R) and END GLOW(R) cables are virtually maintenance and breakage free, as opposed to neon and other comparable lighting products which experience high breakage rates both in the field and in shipment. This reduced breakage also results in an additional advantage in the area of safety. Further, our products result in a voltage free light, which is particularly beneficial in wet and underwater applications, where risk of shock from electricity in the lighted path is an issue. Our products also eliminate the majority of heat and radiation at the light output, which can be advantageous in applications where these factors may not be desirable, particularly with respect to lighting accessories such as task lighting and display case lighting.

     Our products may not favorably compete with traditional lighting on the basis of price for smaller lighting systems and in particular with neon systems in smaller scale applications, which comprise a large portion of the available market. Additionally, fiber optic lighting systems do not equal neon's brightness in a cost-effective manner for many applications. In applications calling for maximum brightness and competitive cost, our products may not be able to compete effectively with traditional lighting products.

     Our company currently faces competition from a defined number of companies directly involved in the field of fiber optic lighting addressed by our SIDE-GLOW(R) and END GLOW(R) cables and light source products. These companies utilize a technology similar to ours and compete generally on the basis of price and quality. We believe our company may compete favorably in markets where price is the central issue. There can be no assurance, however, that the current competitors directly involved in this industry or a new competitor will not develop processes or technology which will allow them to decrease their costs, and consequently, erode our price advantage.


Patents and Proprietary Rights

     We consider our technology and procedures proprietary and rely primarily on patent and trade secret laws and confidentiality agreements to protect our technology and innovations. Employees of our company, as well as technical consultants who may be hired from time to time, enter into confidentiality and/or invention assignment agreements and non-competition agreements providing for non-disclosure of our proprietary and trade secret information and the assignment to the company of all inventions, improvements, technical information and suggestions relating in any way to our business (whether patentable or not) which the employee or consultant develops during the period of their employment or association with our company. Despite these restrictions, it may be possible for competitors or customers to copy one or more aspects of our products or obtain information that we regard as proprietary. Furthermore, there can be no assurance that others will not independently develop products similar to those sold by us. We therefore believe that producing the highest possible quality products, at the most competitive prices, is the best means to protect against competitive innovations.

     We have been issued a United States patent relating to the reflective center core used in the process of manufacturing our SIDE-GLOW(R) cables and have received Patent Cooperation Treaty protection of this patent overseas. We also have two United States patents on methods of manufacturing alternative versions of fiber optic cables. Additionally, we have acquired a United States patent related to the method of manufacturing a fiber optic image magnification device. While there is no guarantee that this patent can be developed into a commercially viable product, we believe that expansion of the applications for our fiber optic technologies are important to the possible achievement of future growth objectives. We have a fifth patent related to our light source technology and a device for connecting fiber optic cables to the light source. We also have several patent applications pending with respect to a variety of new product innovations and manufacturing methods.

     We intend to continue to seek patent protection where appropriate for future developments, improvements and enhancements to our technology. There can be no assurance, however, that our existing patents or patents that may be issued in the future, will provide us with sufficient protection in the case of an infringement of our technology or that others will not independently develop technology comparable or superior to our technology. Although we believe that the products sold by us do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. In the event that products sold by us are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products.

     We have obtained approval for a registered trademark for the "Super Vision" name, and have filed for a European community trademark. Additionally, we have obtained registered trademarks on the brand names SIDE-GLOW(R) and END GLOW(R) related to our fiber optic cables, and European community trademark applications have been filed as well. We believe the trademarks may help in our efforts to achieve brand recognition, although there can be no assurance that our efforts will be successful.

Employees



     At May 15, 2002, we had 57 full-time employees, including 5 in research and development, 15 in sales, marketing and customer service, 12 in finance and administration and 25 in production and quality control. None of our employees are currently covered by a collective bargaining agreement and we consider our employee relations to be good. We also utilize temporary and part time employees as required by the volume of business, primarily in the area of production.


Property

     Our executive offices and manufacturing facility are located in approximately 70,000 square feet of leased space in Orlando, Florida. The lease expires in June 2012, and provides for a base monthly rental. Rental payments amounted to approximately $598,000 for the year ended December 31, 2001. Max King Realty, an entity controlled by Brett Kingstone, our Chairman and Chief Executive Officer, owns the building that houses our facilities. On March 1, 2002 we entered into an agreement to sub-lease 20,000 square feet of office/warehouse space within our facility. The term of the sub-lease began March 1, 2002 and ends on February 28, 2003. The monthly rent payable to us is $13,250 plus expenses for a pro rata portion of power and water consumption.


Legal Proceedings

     On November 18, 1999, we filed a lawsuit (case number CI-99-9392) in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida against the following defendants: Jack Caruso, Samson Mong Wu, Susan Sumida Wu, Debbie Wu, Thomas Wu, Lily Cheung, Ruby Lee, James C. Lee, Tony Lee, Optic-Tech International Corporation, Shanghai Qiaolong Optic-Tech International Company, Ltd., Marsam Trading Corporation, Marsam Trading Corporation (HK) Ltd., David Winkler, Gitto/Global Corp., James J. Grimley, Nick Semenza, Rami Yosefian, Sanford Properties, Inc., Jose Rosario Cruz, Ronald Elgin Simon, and Travis Pochintesta . This is an industrial espionage action in state court. We have made various allegations against the defendants, individually and collectively. These allegations include fraud, breach of contract, breach of fiduciary duty, tortious interference with existing business relationships, tortious interference with contractual relationships, tortious interference with prospective business advantage, unjust enrichment, violations of Florida's Uniform Trade Secrets Act, civil conspiracy, violations of Florida's RICO Act and other conduct sufficient to provide grounds for equitable relief (for example, replevin, accounting, constructive trust and injunctive relief). The defendants have been enjoined from further violating their respective non-compete and confidentiality agreements with Super Vision. They are also prohibited from the exploitation of our business opportunities or prospective business opportunities, and enjoined from any and all acts, omissions or behavior which in any way has an adverse effect on our property interests. At this time, defendants Jack Caruso, Samson Wu, Susan Wu, Thomas Wu, David Winkler, Optic-Tech International Corporation and Tony Lee have invoked their Fifth Amendment right to protection from self-incrimination. These defendants attempted to stay the civil action pending the resolution of pending criminal charges against them, but their motion to stay was denied. Discovery (subject to the limitations prescribed by the Fifth Amendment privilege) and investigation is ongoing. On September 19, 2000 the Fifth District Court of Appeal ruled against the defendants in their appeal regarding their motion to dissolve the temporary injunction order. As of September 30, 2001, defendants Gitto/Global Corporation, Nick Semenza, James Grimely, Jose Rosario Cruz and Ronald Elgin Simon were dismissed as parties in the case. The defendants have filed counterclaims against us for wrongful injunction, attempted monopolization, and conversion. We believe we have meritorious defenses to these counterclaims. The defendants' respective motions to dismiss our amended complaint were denied by the court. The defendants have answered the complaint, denying everything and maintaining their counterclaims. The case has not yet been scheduled for trial. Plans are to vigorously pursue this lawsuit.

     On March 4, 2002, we filed a lawsuit (case number 6:02-CV-270-ORL-19JGG ) in the United States District Court for the Middle District of Florida against Color Kinetics Incorporated. This is an action for declaratory judgment that certain patents of Color Kinetics are invalid, that our products do not infringe any of such patents, and that such patents are unenforceable. Color Kinetics has notified us that it believes that certain of our products may infringe certain Color Kinetics' patents for LED lighting systems. We intend to vigorously defend ourselves against this allegation.


                                   MANAGEMENT
                                   ----------

          Our executive officers and directors, their ages, and positions with the company, as of December 31, 2001 are as follows:



              Name               Age                            Position
              ----               ----                           --------
Brett M. Kingstone            42                     Chief Executive Officer, President
                                                     and Chairman of the Board

Edgar Protiva                 60                     Director

Brian McCann                  36                     Director

Anthony T. Castor             50                     Director

Fritz Zeck                    61                     Director

Robert Wexler                 41                     Director

Larry Calise                  43                     Chief Financial Officer


     Each of our directors currently holds office until the next annual meeting of shareholders and until his successor is duly elected and qualified. Our officers serve at the discretion of the Board of Directors.

     The principal occupation and business experience for each of our executive officers and directors for at least the last five years is as follows:

     Brett M. Kingstone is our founder. He has been employed by us in a senior executive capacity and has been chairman of the company's board of directors since our formation in 1991. Since July 1999, Mr. Kingstone has been our
Chairman of the Board, Chief Executive Officer and President.    From November
1997 to July 1999, Mr. Kingstone served as our Chairman and Chief Executive Officer. From our inception to November 1997, he was Chairman, Chief Executive Officer and President. From October 1985 until January 1991, Mr. Kingstone served as an independent consultant in the area of fiber optic technology.
Prior to that, from December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of two books - The Student Entrepreneur's Guide (McGraw-Hill) and The Dynamos (John Wiley & Sons; Koksaido Press).

     Edgar Protiva became a director of Super Vision in March 1994. From 1980 to present, Mr. Protiva has been engaged in merchant banking with K.C.L. Associates

     Brian McCann became a director of Super Vision in October 1995. From February 1998 until present, Mr. McCann has served as the President of ADVA Optical Networking, Inc., which provides optical networking solutions for computer operating systems. From 1996 to 1998, Mr. McCann was the Vice President of North American Business Development for ADVA GmbH Optical Solutions of Munich, Germany.

     Anthony T. Castor III became a director of Super Vision in September 1996. Currently, Mr. Castor is serving as President, Chief Executive Officer and a director of the Morgan Group, Inc., a specialty transportation company. Previously, Mr. Castor served as Vice Chairman and a director of Lynch Corporation, a producer of adhesive and coating systems as well as capital equipment for the electronic display and consumer tableware industries. He also served as President and Chief Executive Officer of Spinnaker Corporation, which is a subsidiary of Lynch Corporation. From January 1998 until January 2000, Mr. Castor was President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing sheet metal. From 1994 until December 1997, Mr. Castor was the President and Chief Executive Officer of Hayward Industries, Inc., a supplier of pumps, filters, heaters and other accessories for the pool and spa industries and industrial equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation.

     Fritz Zeck became a director of Super Vision in January 1999. Since 1994, Mr. Zeck has served as President of Cooper Lighting, Inc., a manufacturer of lighting products. From 1985 until 1994, he served as Vice President of Sales for Cooper Lighting. Mr. Zeck joined Metalux in 1976 where he was Regional Sales Manager for the Central portion of the United States. He founded Lumark Lighting in 1978, which was a division of Metalux. Mr. Zeck serves as Cooper Lighting's designee to our Board of Directors.

     Robert Wexler became a director of Super Vision in September 2001. From 1993 to present, Mr. Wexler has been a partner in the corporate department of the law firm of Krugman & Kailes LLP in Saddle Brook, New Jersey. Krugman & Kailes LLP serves as the general counsel for Hayward Industries, Inc. Mr. Wexler serves as Hayward Industries' designee to our Board of Directors.

     Larry Calise became our Chief Financial Officer in February 2000. Prior to this he served as Vice President of Finance for nStor Corporation, a manufacturer of information storage and RAID solutions. From 1986 through 1996, he held positions of Controller, VP and Corporate Controller, and VP Finance and Administration for Philip Crosby Associates, which was later acquired by Alexander Proudfoot PLC, a multinational management consulting firm specializing in productivity and quality management. From 1982 to 1986, Mr. Calise was an Audit Supervisor for the CPA firm PricewaterhouseCoopers LLP.

Executive Compensation

     The following table summarizes the compensation paid to our Chief Executive Officer during the years ended December 31, 2001, 2000 and 1999. Until 2001, Super Vision did not have any executive officer or employee, other than our Chief Executive Officer, whose total annual salary and bonus exceeded $100,000. Other than the executive officers named below, we did not have any executive officer or employee serving at the end of 2001 whose total annual salary and bonus exceeded $100,000.


Summary Compensation Table


                                                      Annual compensation
                                                      -------------------                   All other
                                               Year       Salary          Bonus          Compensation(1)
                                               ----       ------          -----          ---------------
Brett M. Kingstone(2)                            2001       $135,462      $12,368            $15,122
                                                 2000       $131,192      $ 8,010            $16,176
                                                 1999       $127,154      $   258            $15,822


Larry Calise(3)                                  2001       $109,692      $    50            $   423
                                                 2000       $ 86,346      $   502                 --

(1) Includes a monthly allowance of $1,000 for automobile and other related expenses for Mr. Kingstone as well as the vested portion of Super Vision's 401(k) plan employer match for Messrs. Kingstone and Calise.

(2) Mr. Kingstone is our President and Chief Executive Officer and serves as the Chairman of our Board of Directors.

(3)  Mr. Calise is our Chief Financial Officer.

     Neither Mr. Calise nor Mr. Kingstone were awarded any options during the year ended December 31, 2001.


Employment Agreements

     In January 1994, we entered into a three-year employment agreement with Brett Kingstone, our Chairman of the Board, Chief Executive Officer and President. The agreement with Mr. Kingstone is renewable automatically for successive one year terms and provides for a current base annual salary of $125,000 (subject to annual increases and bonuses at the discretion of the Board of Directors) and a monthly automobile allowance of $1,000.


     In the event we terminate Mr. Kingstone's agreement, other than for cause, we have agreed to pay him severance in an amount equal to the annual base salary in effect for the balance of the term of the agreement plus six months. The agreement contains confidentiality and non-competition provisions.

     We have no other employment agreements with our employees, although all employees sign confidentiality and non-competition agreements.

     We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify our directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Aggregate Option Exercises During Fiscal Year 2001 and Year-End Option Values


     None of the options held by the executive officers listed in the "Summary Compensation Table" above, were exercised during the year ended December 31, 2001. The following table shows information about the value of our named executive officer's unexercised stock options at December 31, 2001.



                        Number of Securities Under-               Value of Unexercised In-
                         lying Unexercised Options                 the-Money Options at
                           at December 31, 2001                    December 31, 2001(1)
                   ---------------------------------         --------------------------------
                   Exercisable         Unexercisable         Exercisable        Unexercisable
                   -----------         -------------         -----------        -------------
Brett M. Kingstone        64,000                  --                 --                   --
Larry Calise              11,000              29,000                 --                   --


----------

(1) The dollar values of any In-the-Money Options would be calculated by determining the difference between $5.64 per share, the closing bid price of our Class A common stock on December 31, 2001, and the exercise price of the stock options. "In-the-Money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. Neither Mr. Kingstone nor Mr. Calise currently has any In-the-Money options.


Director Compensation

     We compensate directors who are not employees of Super Vision with an annual fee of $1,000 and an annual grant of 1,000 stock options for serving on our Board of Directors. For each Board or Committee meeting attended in person, directors also receive $500. For meetings attended via telephone, directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses

     During the year ended December 31, 2001, pursuant to our 1994 Stock Option Plan, we granted options to purchase 1,000 shares of Class A common stock to Messrs. Edgar Protiva, Brian McCann, Anthony Castor, and Fritz Zeck, all directors of Super Vision. The options were granted on May 4 , 2001 at an exercise price of $7.50 and vested on November 4, 2001. In September 2001, we granted options to purchase 5,000 shares of our Class A Common Stock at an exercise price of $6.00 per share to Mr. Robert Wexler when he became a director
of our company.   Mr. Wexler's options vested on March 26, 2002.


Stock Option Plan

     In January 1994, we adopted our 1994 Stock Option Plan covering 150,000 shares of our Class A Common Stock, pursuant to which our officers, directors and key employees are eligible to receive incentive and/or non-qualified stock options. The plan was subsequently amended and restated to increase the number of shares reserved for issuance from 150,000 to 450,000. The plan expires in January 2004, and is administered by the Board of Directors or a committee designated by the Board of Directors. The purposes of the plan are to ensure the retention of our existing executive personnel, key employees and consultants, to attract and retain new executive personnel, key employees and consultants and to provide additional incentive by permitting such individuals to participate in the ownership of our company. Criteria utilized by the Board of Directors or committee in granting options pursuant to the plan is consistent with these purposes.

     Incentive stock options granted under the plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which may not be less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive stock option granted under the plan to a stockholder owning more than 10% of the outstanding Class A Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. Upon the exercise of an option, payment may be made by cash, check or if provided in the option agreement, in shares of our Class A Common Stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. The options are non-transferable during the life of the option holder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

     The following table sets forth certain information regarding our common stock owned as of May 15, 2002, for the following (a) all persons we know to be "beneficial owners" of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

                                                                        Shares Beneficially Owned (2)
                                                 -------------------------------------------------------------------------------
Beneficial Owners (1)                                     Number                     Percent Ownership             Total
                                                 -----------------------          ------------------------        Voting
                                                 Class A         Class B          Class A          Class B         Power
                                                 -------         -------          -------          -------        -------
Brett M. Kingstone(3).......................     351,387         483,264           14.60%             100%         57.39%
Kingstone Family Ltd Partnership II (4).....     291,387         483,264           12.42%             100%         56.85%
Edgar Protiva(5)............................      14,498              --               *               --              *
Brian McCann(6).............................      12,000              --               *               --              *
Anthony Castor III(6).......................      11,000              --               *               --              *
Fritz Zeck (6) .............................       8,000              --               *               --              *
Robert Wexler (9)                                  5,000              --              --               --             --
Hayward Industries, Inc.(7).................     399,168              --           18.09%              --              8.63%
Cooper Lighting, Inc. (8)...................     250,369              --           12.17%              --              5.60%
Larry Calise (10)                                 11,000              --              --               --                --
All executive officers and
  directors as a group (seven
  persons) (11).............................     412,885         483,264           16.57%             100%            57.95%

_____________________

* Represents a percentage of beneficial ownership that is less than 1%.

(1) Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of May 15, 2002 was calculated based upon 2,540,244 outstanding shares, consisting of 2,056,980 shares of Class A common stock and 483,264 shares of Class B common stock outstanding and includes, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.
(3) This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), of which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; (ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) May 15, 2002; and (iii) 2,200 shares Class A Common stock. In addition, this amount includes 60,000 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the company's stock option plan.

(4) The Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the option to purchase 289,187 shares of Class A common stock. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the option to purchase the 289,187 shares of Class A common stock.

(5) This amount includes 1,498 shares of Class A common stock. The balance of 13,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of Super Vision that were exercisable as of May 15, 2002, or that will become exercisable within 60 days after May 15, 2002.
(6) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of options granted for serving as a director of Super Vision that were exercisable as of May 15, 2002, or that will become exercisable within 60 days after May 15, 2002.
(7) The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents 249,480 shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of May 15, 2002. However, this amount does not include up to 28,918 shares that may be acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above. Oscar Davis, the President and Chairman of the Board of Directors of Hayward Industries, Inc., owns in excess of a majority of the outstanding common shares of Hayward Industries, Inc. and, therefore, may be deemed the beneficial owner of the shares of Class A Common Stock held by Hayward

     Industries, Inc. under the rules and regulations promulgated by the Securities and Exchange Commission.

(8) The address of Cooper Lighting, Inc. is 1121 Highway 74 South, Peachtree City, Georgia 30269. This amount represents shares of Class A common stock, but does not include up to 28,918 shares that may be acquired upon exercise of the options owned by Cooper Lighting Inc. described in footnote (4) above.


(9) Includes currently exercisable options to purchase 5,000 shares of our Class A Common Stock granted to Mr. Wexler when he became a director of the company.
(10) Includes currently exercisable options to purchase 11,000 shares of our Class A Common Stock.
(11) This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of May 15, 2002, or that will become exercisable within 60 days after May 15, 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our President, Chief Executive Officer and Chairman of the Board, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the years ended December 31, 2001, 2000 and 1999 amounted to approximately $598,000, $582,000 and $553,000, respectively. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered in the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

     On November 23, 1998, we entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange company trading under the symbol "CBE") pursuant to which we sold Cooper 250,369 shares of our Class A common stock for a purchase price of $2,000,000. In addition, we entered into a distributorship agreement with two of Cooper's subsidiaries pursuant to which they were granted certain exclusive distribution rights in the United States and Canada to market and sell our fiber optic lighting products in certain markets including the architectural market. Cooper was also granted a ten-year warrant to purchase an additional 250,369 shares of our Class A Common Stock at $8.02 per share. Vesting of this warrant was tied to Cooper's achievement of certain annual minimum purchase commitments. Cooper did not meet its minimum purchase commitments. Effective as of October 31, 2000, we mutually agreed to terminate our distribution agreement with Cooper. As a result, no shares may be purchased under this warrant. In addition, we issued Cooper a warrant to purchase up to 517,950 shares of our Class A Common Stock at fair market value if the number of our outstanding shares of Class A Common Stock increased as a result of the exercise of other outstanding warrants to purchase our stock. This warrant expired unexercised in May 1999. The Kingstone Family Limited Partnership II, which is controlled by Brett Kingstone, our president, chairman of the board and chief executive officer, also granted Cooper an option to purchase up to 28,918 shares our Class A common stock that may be acquired upon exercise of warrants to purchase 289,187 shares of Class A common stock held by the partnership. These warrants will vest only if the partnership fully or partially exercises its warrant to purchase 289,187 shares of our Class A common stock. The warrants to purchase up to 28,918 shares have an exercise price equal to the "market value" of the underlying shares at the time of exercise. We have agreed to register under the Securities Act of 1933, at our expense, all of the shares of Class A Common Stock owned by Cooper, and the shares Cooper may purchase upon exercise of the warrants described above. Cooper also has the right to designate one director to our Board of Directors. Its current designee is Fritz Zeck. We derived approximately 13% of our total revenues from Cooper in 2000 and approximately 26% in 1999.


     On September 25, 1996, we entered into a Stock Purchase Agreement with Hayward Industries, Inc. pursuant to which we sold Hayward 249,480 shares of our Class A common stock at a purchase price of $8.02 per share. In addition, we entered into a distributorship agreement with Hayward pursuant to which Hayward was granted certain exclusive worldwide distribution rights to sell our fiber optic lighting products in the swimming pool and spa market. On August 15, 2001, we reached an agreement with Hayward terminating Hayward's exclusive distribution rights, as of September 30, 2001. Our agreement with Hayward allowed us to commence direct selling of our fiber optic lighting products in the swimming pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001. As part of the August 2001 agreement, we have agreed to pay Hayward royalties on gross sales of fiber optic pool lighting products sold by us in the U.S. and Canada over a term of five years at the rate of 5% of gross sales in the first year, 3% in the second and third years and 2% in the fourth and fifth years with a $100,000 minimum payment due during each of our fiscal years ending December 31, 2002 and 2003. Pursuant to the agreement, Hayward also agreed to return certain fiber optic lighting products we previously sold to Hayward and to return vested warrants covering 49,896 shares of our Class A common stock previously issued to Hayward all in exchange for $300,000 paid by us to Hayward in December 2001. The settlement payment of $300,000 was allocated to the returned inventory at its fair market value of approximately $155,000, to the returned vested warrants at their fair market value on August 15, 2001, the measurement date, of approximately $43,000 and the approximately $102,000 balance of settlement payment was recorded as a one-time charge to operations in December 2001. The inventory repurchased from Hayward consisted of our manufactured fiber optic lighting products, which had been directly purchased by Hayward from us from January 1, 2000 through September 30, 2001 at a cost of approximately $155,000. The shares underlying Hayward's remaining warrants and other shares of our stock owned by Hayward are subject to certain registration rights. The termination of Hayward's exclusive distribution rights also released Hayward from any annual minimum purchase commitments for 2001 and beyond.

     Also, as part of the September 1996 transaction with Hayward, we granted Hayward a ten-year warrant to purchase an additional 249,480 shares of our Class A Common Stock at $8.02 per share. Vesting of this warrant was tied to achievement of certain annual minimum purchase commitments by Hayward. As of December 2001, warrants to purchase 149,688 shares were vested under this warrant. Certain other warrants granted to Hayward as part of the September 1996 transaction have terminated or expired unexercised. The shares of our Class A Common Stock that may be purchased upon the exercise of these warrants are being offered by this prospectus. In addition, as part of the September 1996 transaction, the Kingstone Family Limited Partnership II, which is controlled by Brett Kingstone, our president, chairman of the board and chief executive officer, also granted Hayward an option to purchase up to 28,918 shares of our Class A common stock that may be acquired upon exercise of warrants to purchase 289,187 shares of Class A common stock at an exercise price of $7.00 per share held by the partnership. Hayward's warrants will vest only if the partnership fully or partially exercises its warrant to purchase 289,187 shares of our Class A common stock. Hayward's warrants to purchase up to 28,918 shares have an exercise price equal to the "market value" of the underlying shares at the time of exercise. We have agreed to register under the Securities Act of 1933, at our expense, all of the shares of Class A common stock owned by Hayward, and the shares Hayward may purchase upon exercise of the warrants owned by Hayward described above. Hayward has the right to designate one director to our Board of Directors. Its current designee is Robert Wexler. We derived $1,844,953 or approximately 16% of our total revenues from Hayward in 2001, $3,290,337 or approximately 28% in 2001 and $1,858,884 or approximately 19% in 1999.

                           DESCRIPTION OF SECURITIES
                           --------------------------

     Our authorized capital consists of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. None of the preferred stock is outstanding. Our common stock is divided into two classes, Class A common stock and Class B common stock.

Common Stock

     Class A Common Stock

     Of our authorized common stock, 16,610,866 shares are classified as Class A common stock of which 2,056,980 shares were issued and outstanding as of May 15, 2002. Each outstanding share of Class A common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders. Our Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.


     Holders of our Class A common stock are entitled to dividends, together with the holders of Class B common stock, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefore. In the case of dividends or other distributions payable in our stock, including distributions pursuant to stock splits or division of our stock, only shares of Class A common stock will be distributed with respect to Class A common stock. In the event of the liquidation, dissolution or winding up of the affairs of the company, all assets and funds of the company remaining after the payment to creditors and to holders of preferred stock, if any, will be distributed, pro rata, among the holders of the Class A common stock and Class B common stock. Holders of Class A common stock are not entitled to preemptive, subscription, cumulative voting, or conversion rights, and there are no redemption or sinking fund provisions applicable to the Class A common stock. The rights of the holders of our Class A common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued in the future, including voting, dividend, and liquidation rights.

     Class B Common Stock

     Super Vision is authorized to issue 3,389,134 shares of Class B common stock, of which 483,264 shares are issued and outstanding as of May 15, 2002 and held by one holder of record. Each share of Class B common stock is entitled to five votes on all matters on which stockholders may vote, including the election of directors. The Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.


     Holders of Class B common stock are entitled to participate together with the holders of Class A common stock, pro rata based on the number of shares held, in the payment of cash dividends and in the liquidation, dissolution and winding up of the company subject to the rights of holders of preferred stock, if any. In the case of dividends, or other distributions payable in stock of the company, including distributions pursuant to stock splits or divisions of our stock , only shares of Class B common stock shall be distributed with respect to Class B common stock.

     Shares of Class B common stock are automatically convertible into an equivalent number of fully paid and non-assessable shares of Class A common stock upon the sale or transfer of such shares by the original record holder thereof except to another holder of Class B common stock. Each share of Class B common stock also is convertible at any time upon the option of the holder into one share of Class A common stock. There are no preemptive, redemption, conversion or cumulative voting rights applicable to the Class B common stock.

     The disparity in the voting rights between our common stock, as well as Mr. Kingstone's beneficial ownership of all of the Class B common stock, could discourage a proxy contest or make it more difficult for a third party to effect a change in our management and control.

Options and Convertible Securities Presently Outstanding

     The following options and convertible securities are currently outstanding:
(i) 438,875 shares issuable upon the exercise of warrants, (ii) 450,000 shares issuable upon the exercise of options granted or available for grant under Super Vision's 1994 Stock Option Plan, and (ii) 483,264 shares of Class B common stock automatically convertible into an equivalent number of shares of Class A common stock upon the sale or transfer of the Class B shares.

Preferred Stock

     Our Board of Directors has the authority to issue 5,000,000 shares of preferred stock, $.001 par value, none of which is issued and outstanding. The Board of Directors has authority to issue the preferred stock in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, as the Board may deem advisable. The Board may also set the qualifications, limitations or restrictions of the preferred stock, if any, including the number of shares in a series (which the Board may increase or decrease as permitted by Delaware law), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provisions with respect to any class or series as the Board may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of stockholders. The issuance of preferred stock with voting or conversion rights may adversely affect the voting rights of the holders of common stock. We have no present plans to issue shares of preferred stock.

Transfer Agent and Registrar

     Our transfer agent and registrar for our securities is American Stock Transfer & Trust Company located at 59 Maiden Lane, New York, New York, 10038.

Reports to Security Holders

     We will furnish to our stockholders annual reports containing audited financial statements. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

                              SELLING STOCKHOLDERS
                              --------------------

     The following table provides:

     .    The name of the selling stockholders;

     . The number of shares beneficially owned by each selling stockholder before the offering; and

     . The number of shares being offered by each selling stockholder under this prospectus;

     The table has been prepared on the basis of information furnished to us by or on behalf of the selling stockholders. Because the selling stockholders may offer all or some of the shares pursuant to this offering, no estimate can be given regarding the amount of shares that will be held by the selling stockholders after this offering. The table assumes that each selling stockholder will sell all of the shares it is offering under this prospectus, and that the selling stockholder will not acquire additional shares of our Class A common stock before the completion of this offering. Assuming all of the shares offered under this prospectus are sold, each selling stockholder will own less than 1% of the total number of shares of our Class A common stock outstanding after this offering.

      Except as described below, no selling stockholder has, nor within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

      The information in this table is as of the date of this prospectus. Information concerning the selling stockholders may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

                                                                           Shares
                                                                        Beneficially
                                                                        Owned Before              Shares
Name                                                                      Offering               Offered
----                                                                      --------               -------
Cooper Lighting, Inc.                                                      279,287(1)               279,287

Hayward Industries, Inc.                                                   428,086(2)               428,086


     (1) Includes 28,918 shares of our Class A common stock that are subject to warrants issued by the Kingstone Family Limited Partnership II, which is controlled by Brett M. Kingstone, our chief executive officer, that may only be exercised if all or part of an option to purchase 289,187 shares of our Class A common stock is exercised by the Kingstone Family Limited Partnership II.

     (2) Includes (i) 149,688 shares of our Class A common stock that are subject to warrants currently exercisable, and (ii) 28,918 shares of our Class A common stock that are subject to warrants issued by the Kingstone Family Limited Partnership II that may only be exercised if all or part of an option to purchase 289,187 shares of our Class A common stock is exercised by the Kingstone Family Limited Partnership II.

          In March 1997, we granted a 10-year warrant to purchase 289,187 shares of Class A Common Stock at $7.00 per share to Brett Kingstone, our president, chairman of the board and chief executive officer. Mr. Kingstone subsequently assigned this warrant to the Kingstone Family Limited Partnership II, which Mr. Kingstone controls and is the general partner.

          On September 25, 1996, we entered into a Stock Purchase Agreement with Hayward Industries, Inc., pursuant to which we sold Hayward 249,480 shares of our Class A common stock at a purchase price of $8.02 per share. In addition, we entered into a distributorship agreement with Hayward pursuant to which it was granted certain exclusive worldwide distribution rights to market and sell our fiber optic lighting products in the swimming pool and spa market. On August 15, 2001, we reached an agreement with Hayward terminating Hayward's exclusive distribution rights as of September 30, 2001.

          As part of the September 1996 transaction, Hayward was also granted a ten-year warrant to purchase an additional 249,480 shares of our Class A Common Stock at $8.02 per share. Vesting of this warrant was tied to achievement of certain annual minimum purchase commitments by Hayward. As of December 2001, warrants to purchase 149,688 shares were vested under this warrant. Certain other warrants granted to Hayward as part of the September 1996 transaction have terminated or expired unexercised. In addition, as part of the September 1996 transaction, the Kingstone Family Limited Partnership II, which is controlled by Brett Kingstone, our president, chairman of the board and chief executive officer, also granted Hayward an option to purchase up to 28,918 shares of our Class A common stock that may be acquired upon exercise of warrants to purchase 289,187 shares of Class A common stock at an exercise price of $7.00 per share held by the partnership. Hayward's warrants will vest only if the partnership fully or partially exercises its warrant to purchase 289,187 shares of our Class A common stock. Hayward's warrants have an exercise price equal to the "market value" of the underlying shares at the time of exercise. We have agreed to register, at our expense, all of the shares of Class A common stock owned by Hayward, and the shares Hayward may purchase upon exercise of the warrants owned by Hayward described above, under the Securities Act of 1933. Hayward has the right to designate one director to our Board of Directors. Its current designee is Robert Wexler.

     On November 23, 1998, we entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange company trading under the symbol "CBE") pursuant to which we sold Cooper 250,369 shares of our Class A common stock for a purchase price of $2,000,000. In addition, we entered into a distributorship agreement with two of Cooper's subsidiaries pursuant to which they were granted certain exclusive distribution rights in the United States and Canada to market and sell our fiber optic lighting products in the architectural market. Effective October 31, 2000, we mutually agreed to terminate our distribution agreement with Cooper. Certain warrants granted to Cooper as part of the November 1998 transaction have terminated or expired unexercised. The Kingstone Family Limited Partnership II also granted Cooper an option to purchase up to 28,918 shares of our Class A common stock that may be acquired upon exercise of warrants to purchase 289,187 shares of Class A common stock held by the partnership. Cooper's warrants will vest only if the partnership fully or partially exercises its warrant to purchase 289,187 shares of our Class A common stock. Cooper's warrants have an exercise price equal to the "market value" of the underlying shares at the time of exercise. We have agreed to register, at our expense, all of the shares of Class A Common Stock owned by Cooper, and the shares Cooper may purchase upon exercise of the warrants described above, under the Securities Act of 1933. Cooper also has the right to designate one director to our Board of Directors. Its current designee is Fritz Zeck.


                              PLAN OF DISTRIBUTION
                              --------------------

     The selling stockholders, or their pledges, transferees or other successors in interest, may sell the shares of Class A common stock covered by this prospectus from time to time in public or private transactions occurring on or off NASDAQ, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts. To this end, the selling stockholders may offer their shares for sale in one or more of the following transactions:

     .    in the over-the-counter market;

     . through the facilities of any national securities exchange or United States automated inter-dealer quotation system of a registered national securities association on which any of the shares of Class A common stock are then listed, admitted to unlisted trading privileges, or included for quotation in privately negotiated transactions;

     . in transactions other than on such exchanges or in the over-the-counter market;

     .    in connection with short sales of our Class A common stock;

     .    by pledge to secure debts and other obligations;

     . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     .    in a combination of any of the above transactions.

          If a selling stockholder sells its shares directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, in connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling stockholder and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker-dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. We are not aware of any definitive selling arrangement at the date of this prospectus between either selling stockholder and any broker-dealer or agent. We will not receive any of the proceeds from the resale of the shares by the selling stockholders, but may receive certain funds as described under "Use of Proceeds."

     In connection with the distribution of its shares, a selling stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder.

     The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions.

     The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery of the shares to the broker-dealer.

     The selling stockholders may also loan or pledge their shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.

     The selling stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. In that case, any profit on the sale of shares by a selling stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933. Any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, the selling stockholders must comply with regulations relating to distributions by the selling stockholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     We have agreed to pay all fees and expenses incident to the registration of the shares, except commissions and discounts of underwriters, brokers, dealers or agents and fees and expenses of counsel or any other professionals or other advisors, if any, to the selling stockholders. A selling stockholder may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     If shares are sold in an underwritten offering, the shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this prospectus relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a supplement to this prospectus, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the shares specified in such supplement if any such shares are purchased.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and both we and the selling stockholders qualify for the exemption.

                                 LEGAL MATTERS
                                 -------------

     Katz, Kutter, Alderman, Bryant & Yon, P.A., Orlando, Florida, will pass on the validity of the Class A common stock offered under this prospectus for us.

                                    EXPERTS
                                    -------

     The consolidated financial statements of Super Vision International, Inc. at December 31, 2000, and for the year then ended, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Super Vision International, Inc. at December 31, 2001 and for the year then ended, appearing in this prospectus and Registration Statement have been audited by Gallogly, Fernandez & Riley, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             CHANGES IN ACCOUNTANTS
                             ----------------------

     On October 8, 2001, we engaged the accounting firm of Gallogly, Fernandez & Riley, LLP as our new independent public accountants and dismissed Ernst & Young LLP. The decision to change our accounting firm was approved by the audit committee of our Board of Directors and by our Board of Directors. During the two most recent fiscal years ended December 31, 2000 and 1999 and the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. The report of Ernst & Young LLP on the financial statements of the company for the past two fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have not consulted with Gallogly, Fernandez &, Riley, LLP during the last two fiscal years ended December 31, 2000 and 1999 or during the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, on either the application of accounting principles or type of opinion Gallogly, Fernandez & Riley, LLP might issue on our financial statements.

     We requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the above statements made by us. A copy of this letter addressed to the Securities and Exchange Commission, dated October 10, 2001, is filed as Exhibit 16 to our Current Report on Form 8-K dated October 8, 2001.

                       SUPER VISION INTERNATIONAL, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----
Annual Financial Statements

                Report of Independent Certified Public Accountants
                  - Gallogly, Fernandez & Riley LLP                                       F-2

                Report of Independent Certified Public Accountants
                  - Ernst & Young LLP                                                     F-3

                Consolidated Balance Sheets as of December 31, 2001 and 2000              F-4

                Consolidated Statements of Operations for the years ended
                  December 31, 2001 and 2000                                              F-5

                Consolidated Statements of Stockholders' Equity for the years ended
                  December 31, 2001 and 2000                                              F-6

                Consolidated Statements of Cash Flows for the years ended
                  December 31, 2001 and 2000                                              F-7

                Notes to Consolidated Financial Statements                                F-8

Interim Financial Statements

                Condensed Consolidated Balance Sheets as of March 31, 2002
                (unaudited) and December 31, 2001                                         F-20

                Condensed Consolidated Statements of Operations for three months
                ended March 31, 2002 and 2001 (unaudited)                                 F-21

                Condensed Consolidated Statements of Cash Flows for three months
                ended March 31, 2002 and 2001 (unaudited)                                 F-22

                Notes to Condensed Consolidated Financial Statements for three
                months ended March 31, 2002 and 2001 (unaudited)                          F-23

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Super Vision International, Inc.


We have audited the accompanying consolidated balance sheet of Super Vision International, Inc. and its subsidiary as of December 31, 2001, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Super Vision International, Inc. and its subsidiary as of December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                             /s/ Gallogly, Fernandez & Riley LLP


Orlando, Florida
March 1, 2002

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Super Vision International, Inc.


We have audited the accompanying consolidated balance sheet of Super Vision International, Inc. and its subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Super Vision International, Inc. and its subsidiary as of December 31, 2000, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP


Orlando, Florida
March 7, 2001

SUPER VISION INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

                                                                                              December 31,
                              ASSETS                                                     2001              2000
                                                                                   --------------     --------------
Current Assets:
  Cash and cash equivalents                                                         $      812,336      $   1,673,639
  Investments                                                                              902,157          1,398,517
  Trade accounts receivable, less allowance for
     Doubtful accounts of $162,016 and $146,693 at
     December 31, 2001 and 2000, respectively                                            2,091,165          2,024,701
  Inventories, less reserve of $325,768  and $411,474
      at December 31, 2001 and 2000, respectively                                        2,307,633          2,302,154
  Prepaid expense                                                                          214,498             83,348
  Other assets                                                                              19,497             26,000
                                                                                   ---------------     --------------
                  Total current assets                                                   6,347,286          7,508,359
                                                                                   ---------------     --------------
Property and Equipment:
  Machinery and equipment                                                                1,895,259          1,641,962
  Furniture and fixtures                                                                   449,417            453,661
  Computers                                                                                819,804            768,476
  Vehicles                                                                                  44,386             36,620
  Leasehold improvements                                                                   982,575            976,646
  Property held under capital lease                                                      3,081,000          3,081,000
                                                                                   ---------------     --------------
                                                                                         7,272,441          6,958,365
  Accumulated depreciation and amortization                                             (2,917,423)        (2,271,136)
                                                                                   ---------------     --------------
                  Net property and equipment                                             4,355,018          4,687,229
                                                                                    --------------     --------------

Investments                                                                                456,746                  -
Goodwill, less accumulated amortization of $8,423 and $4,679 at
   December 31, 2001 and 2000, respectively                                                 17,781             21,524
Patents and trademarks less amortization of $54,810 and
   $41,028 at December 31, 2001 and 2000, respectively                                     132,190            134,321
Other assets                                                                               169,190            160,327
                                                                                   ---------------     --------------
                                                                                    $   11,478,211      $  12,511,760
                                                                                   ===============     ==============
               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                                  $    1,322,135      $   1,317,007
  Accrued compensation and benefits                                                         96,139             86,918
  Deposits                                                                                  30,873             25,753
  Current portion of obligation under capital lease                                         89,751             68,388
                                                                                   ---------------     --------------
                  Total current liabilities                                              1,538,898          1,498,066
                                                                                   ---------------     --------------

Obligation under capital lease, less current portion                                     2,970,805          3,060,556
                                                                                   ---------------     --------------
Stockholders' Equity:
  Preferred stock, $.001 par value, 5,000,000 shares
     Authorized, none issued                                                                     -                  -
  Class A common stock, $.001 par value, authorized 16,610,866 shares,
     2,083,110 and 2,065,543 issued and outstanding at December 31,
     2001 and 2000, respectively                                                             2,084              2,066
  Class B common stock, $.001 par value, 3,389,134 shares
     authorized, 483,264 issued and outstanding at December 31, 2001 and 2000. Each share of Class B common stock is entitled to five
     votes per share.                                                                          483                483
Accumulated other comprehensive loss                                                       (30,655)            (9,938)
Additional paid-in capital                                                              10,556,110         10,520,808
Accumulated deficit                                                                     (3,559,514)        (2,560,281)
                                                                                   ---------------     --------------
                  Total stockholders' equity                                             6,968,508          7,953,138
                                                                                   ---------------     --------------
                                                                                    $   11,478,211      $  12,511,760
                                                                                   ===============     ==============

See accompanying notes to consolidated financial statements.

SUPER VISION INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Year Ended
                                                                 December 31,
                                                              2001          2000
                                                          -----------    -----------
Revenues                                                  $11,785,237    $11,654,167

Cost and Expenses:
  Cost of sales                                             7,666,691      7,918,273
  Selling, general and administrative                       4,350,170      3,322,547
  Research and development                                    456,032        455,447
                                                          -----------    -----------
                Total costs and expenses                   12,472,893     11,696,267
                                                          -----------    -----------
Operating loss                                               (687,656)       (42,100)

Non-operating income (expense):
  Interest income                                             122,086        186,693
  Other Income                                                 13,800         34,023
  (Loss) Gain on sale of investments                          (16,106)        15,725
  Interest expense                                           (431,357)      (438,792)
  Loss on disposal of property and equipment                        -        (14,760)
                                                          -----------    -----------
                Total non-operating expense                  (311,577)      (217,111)
                                                          -----------    -----------

Net loss                                                  $  (999,233)   $  (259,211)
                                                          ===========    ===========

Basic and diluted loss per common share                   $     (0.39)   $     (0.10)
                                                          ===========    ===========

Basic and diluted weighted average shares outstanding       2,566,374      2,544,005
                                                          ===========    ===========

See accompanying notes to consolidated financial statements.

SUPER VISION INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           Common Stock                                      Accumulated
                                --------------------------------
                                                                  Additional                   Other       Total
                                ----------------- --------------
                                      Class A        Class B       Paid-in    Accumulated  Comprehensive Stockholders' Comprehensive
                                ----------------- --------------
                                  Shares   Amount Shares  Amount   Capital      Deficit         Loss        Equity          Loss
                                --------- ------- ------- ------ -----------  -----------  ------------- ------------- -------------
Balance, January 1, 2000        2,054,102 $ 2,054 483,264  $483  $10,374,565  $(2,301,070)    $       -   $8,076,032              -

  Issuance of common stock
   warrants                             -       -       -     -       87,816            -             -       87,816              -

  Exercise of employee stock
   options                         11,441      12                     58,427                          -       58,439              -

Net loss                                -       -       -     -            -     (259,211)            -     (259,211)      (259,211)

Unrealized loss on
  available-for-sale
  Securities                            -       -       -     -            -            -        (9,938)      (9,938)        (9,938)
                                --------- ------- ------- ------ -----------  -----------  ------------- ------------  -------------

Comprehensive loss                                                                                                       $ (269,149)

Balance, December 31, 2000      2,065,543 $ 2,066 483,264  $483  $10,520,808  $(2,560,281)    $  (9,938)  $7,953,138
                                ========= ======= ======= ====== ===========  ===========   ============ ============


 Return and cancellation of
vested common stock warrants            -       -       -     -      (43,410)           -             -      (43,410)

  Exercise of employee stock
   options                         17,567      18       -     -       78,712            -             -       78,730

Net Loss                                -       -       -     -            -     (999,233)            -     (999,233)      (999,233)
   Unrealized loss on
   available-for-sale
   securities                           -       -       -     -            -            -     $ (20,717)     (20,717)
                                --------- ------- ------- ------ -----------  -----------  ------------- ------------  -------------

Comprehensive loss                                                                                                       $1,019,950)
                                                                                                                       =============
Balance, December 31, 2001      2,083,110 $ 2,084 483,264  $483  $10,556,110  $(3,559,514)    $ (30,655)  $6,968,508
                               ========== ======= ======= ====== ===========  ============ ============= ============

See accompanying notes to consolidated financial statements.

SUPER VISION INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       Year Ended
                                                                                                      December 31,
                                                                                                2001              2000
                                                                                           --------------    -------------
Cash Flows from Operating Activities:
   Net loss                                                                                $     (999,233)   $    (259,211)

      Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
          Depreciation                                                                            678,813          642,966
          Net loss on disposal of property and equipment                                                -           14,760
          Amortization of intangible assets and goodwill                                           17,525           15,331
          Increase (decrease) in inventory reserve                                                (85,706)         110,788
          Decrease (increase) in other assets                                                       6,503          (10,362)
          Unrealized loss on available-for-sale securities                                        (20,717)          (9,938)
          Issuance (cancellation) of common stock warrants                                        (43,410)          87,816
          Changes in operating assets and liabilities
              (Increase) decrease in:
                   Accounts receivable, net                                                       (66,464)          14,341
                   Inventory                                                                       80,227         (158,409)
                   Prepaid expense                                                               (131,150)         (69,097)
                   Other assets                                                                    (8,863)          11,946
              Increase (decrease) in:
                   Accounts payable                                                                 5,128          394,762
                   Accrued compensation and benefits                                                9,221           17,814
                   Deposits                                                                         5,120           (4,789)
                                                                                           --------------    -------------

                           Total adjustments                                                      446,227        1,057,929
                                                                                           --------------    -------------

                           Net cash (used in) provided by operating activities                   (553,006)         798,718
                                                                                           --------------    -------------
Cash Flows from Investing Activities:
   Purchase of investments                                                                       (960,386)         (30,861)
   Proceeds from sale of investments                                                            1,000,000                -
   Purchase of property and equipment                                                            (368,286)        (247,204)
   Proceeds from disposal of equipment and furniture                                               21,684              932
   Acquisition of patents and trademarks                                                          (11,651)         (32,452)
                                                                                           --------------    -------------

                           Net cash used in investing activities                                 (318,639)        (309,585)
                                                                                           --------------    -------------

Cash Flows from Financing Activities:
     Proceeds from exercise of employee stock options                                              78,730           58,439
     Payments on capital lease obligation                                                         (68,388)         (46,788)
                                                                                           --------------    -------------

                        Net cash provided by financing activities                                  10,342           11,651
                                                                                           --------------    -------------

Net Increase (Decrease) in Cash and Cash Equivalents                                             (861,303)         500,784

Cash and Cash Equivalents, beginning of period                                                  1,673,639        1,172,855
                                                                                           --------------    -------------

Cash and Cash Equivalents, end of period                                                   $      812,336    $   1,673,639
                                                                                           ==============    =============
Supplemental Disclosure of Cash Flow Information:

Cash paid during period for:
     Interest                                                                              $      431,357    $     438,722
                                                                                           ==============    =============

See accompanying notes to consolidated financial statements.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BUSINESS - Super Vision International, Inc. (the "Company") is engaged
         --------
         in the design, manufacture and marketing of SIDE-GLOW(R) and END GLOW(R) fiber optic lighting cables, light sources and "point-to-point" fiber optic signs and displays. The Company's products have a wide variety of applications in the signage, swimming pool, architectural, advertising and retail industries.

         BASIS OF CONSOLIDATION - The consolidated financial statements include
         ----------------------
         the accounts of Super Vision International, Inc. and its wholly owned subsidiary Oasis Waterfalls, LLC (collectively, the "Company"). All significant inter-company balances and transactions have been eliminated.

         ACQUISITION - On October 18, 1999, Super Vision International, Inc.
         -----------
         entered into an Asset Purchase Agreement with Oasis Falls International, Inc. and Maas Industries to acquire substantially all of the assets of these businesses in the amount of $132,812, in exchange for 31,250 shares of the Company's Class A Common Stock, par value $.001 per share. The assets acquired included inventory, tooling, machinery and certain intangible assets relating to tooling and intellectual property rights.

         The acquisition has been accounted for under the purchase method of accounting with assets acquired recorded at fair market value as of the effective acquisition date, and the operating results of the acquired business included in the Company's consolidated financial statements from that date. The excess of the purchase price over the fair value of the net assets acquired (goodwill) aggregated approximately $26,000, and is being amortized on a straight-line basis over 7 years.

         REVENUE RECOGNITION - Generally, the Company recognizes revenue for its
         -------------------
         products upon delivery to customers, provided no significant obligations remain and collection is probable.

         CASH EQUIVALENTS - Temporary cash investments with an original maturity
         ----------------
         of three months or less are considered to be cash equivalents.

         INVESTMENTS - Marketable equity securities and debt securities are
         -----------
         classified either as available-for-sale or held to maturity. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The amortized costs of debt securities in this category are adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The costs of securities sold are based on the specific identification method. Interest and dividends on securities classified as available-for-sales are included in investment income. The Company accounts for investments in debt securities as held-to-maturity and records the investments at amortized cost when the Company has the positive intent and ability to hold those securities to maturity.


         At December 31, 2001, investments were comprised of U.S. Corporate Securities and equity securities of approximately $457,000 and $902,000 respectively as compared to $1,008,000 and $391,000, respectively at December 31, 2000. The investments in U.S. Corporate Securities are corporate bonds that mature in 2003 and earn interest at the rate of 5.875% per annum.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     INVESTMENTS - Cont'd
     -----------

     The amortized cost, unrealized losses, and fair values of the Company's available-for-sale securities held at December 31, 2001 are summarized as follows:

                                                                          Gross         Estimated
                                              Amortized                 Unrealized        Fair
                                                Costs        Costs        Losses          Value
                                              ---------------------------------------------------
       Available-for-sale securities:
          Fixed Income Funds                  $ 873,037    $ 875,623    $  (30,505)    $  842,532
          Money Market Funds                     59,625       59,625             -         59,625
                                              ---------------------------------------------------
                                              $ 932,662    $ 935,248    $  (30,505)    $  902,157
                                              ===================================================
       Hold-to-maturity securities:
          Corporate Bonds                     $ 456,897    $ 458,100    $     (150)    $  456,746
                                              ===================================================

     The amortized cost, unrealized losses, and fair values of the Company's available-for-sale securities held at December 31, 2000 are summarized as follows:

                                                                          Gross        Estimated
                                              Amortized                 Unrealized        Fair
                                                Costs         Costs       Losses          Value
                                              --------------------------------------------------
       Available-for-sale securities:
          Fixed Income Funds                  $  343,089    $  343,089    $ (9,938)   $  333,151
          Money Market Funds                      57,545        57.545                    57,545
                                              --------------------------------------------------
                                              $  400,634    $  400,634    $ (9,938)   $  390,696
                                              ==================================================
       Hold-to-maturity securities:
          Corporate Bonds                     $1,007,821    $1,033,200    $ (7,620)   $1,000,201
                                              ==================================================

     RECENT ACCOUNTING PRONOUNCEMENTS - In July 2001, the Financial Accounting
     --------------------------------
     Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," and SFAS No. 142 "Goodwill and Other Intangible Assets," which change the accounting for business combinations and goodwill. SFAS No. 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will therefore cease upon adoption of the Statement, which for the Company will be January 1, 2002. The implementation of these Statements is not expected to have a material impact on the Company's financial position or results of operations.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the measurement of an asset retirement obligation from a cost-accumulation approach to a fair value approach, where the fair value (discounted value) of an asset retirement obligation is recognized as a liability in the period in which it is incurred and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently amortized into expense. The pre-FAS 143 prescribed practice of reporting a retirement obligation as a contra-asset will no longer be allowed. SFAS No. 143 becomes effective for fiscal years beginning after June 15, 2002. The implementation of this Statement is not expected to have a material impact on the Company's financial position or results of operations.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     RECENT ACCOUNTING PRONOUNCEMENTS - Cont'd
     --------------------------------

     In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and APB Opinion No. 30, "Reporting the Results of Operations- -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," it retains the fundamental provisions of those Statements. SFAS No. 144 becomes effective for fiscal years beginning after December 15, 2001. The implementation of this Statement is not expected to have a material impact on the Company's financial position or results of operations.

     SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was adopted by the Company in 2001 and its adoption had no effect on the Company's operating results or the financial position.

     INVENTORIES - Inventories are stated at the lower of cost (first-in, first-
     -----------
     out method), or market. Provision is made for any inventory deemed excessive or obsolete.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost.
     ----------------------
     Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The estimated useful lives of the property and equipment range from 3 to 20 years. Property held under capital lease is amortized over the life of the lease. Related amortization expense is included with depreciation in the accompanying consolidated statements of operations and accumulated depreciation in the accompanying consolidated balance sheets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations.

     INTANGIBLE ASSETS AND GOODWILL - Intangible assets, which are recorded at
     ------------------------------
     cost, consist of patents and trademarks which are owned by the Company and are being amortized over their contractual lives using the straight-line method. Goodwill represents the excess cost of the acquired business over the fair value of net assets acquired and is being amortized on a straight line basis over 7 years. At each balance sheet date, management assesses whether there has been any permanent impairment in the value of intangibles. The factors considered by management include trends and prospects as well as the effects of obsolescence, demand, competition and other economic factors. No impairment losses have been recognized in any of the periods presented.

     LONG-LIVED ASSETS - The Company periodically evaluates the recoverability
     -----------------
     of its long-lived assets based on expected undiscounted cash flows and will recognize impairment of the carrying value of long-lived assets, if any is indicated, based on the fair value of such assets.

     DEPOSITS - Payments received by the Company for services to be provided in
     --------
     the following year are deferred and recognized as revenue in the period the services are provided.

     RESEARCH AND DEVELOPMENT - Research and development costs to develop new
     ------------------------
     products are charged to expense as incurred.

     ADVERTISING - Advertising costs, included in selling, general and
     -----------
     administrative expenses, are expensed when the advertising first takes place. The Company promotes its product lines primarily through print media, such media including trade publications, trade shows and promotional brochures. Advertising expenses were approximately $364,461 and $206,400 for the years ended December 31, 2001 and 2000, respectively.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     INCOME TAXES - Income taxes are provided for the tax effects of
     ------------
     transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     USE OF ESTIMATES - The preparation of financial statements in conformity
     ----------------
     with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     EARNINGS PER SHARE - Basic loss per share is computed by dividing net loss
     ------------------
     available to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dillutive common shares are considered antidilutive and thus are excluded from the calculation. The Class A and Class B warrants, employee stock options, certain warrants issued to Hayward (see Notes 6 and 7) are not included in the computation of loss per share for 2001 and 2000 because the related shares are contingently issuable or to do so would have been anti-dilutive. At December 31, 2001 and 2000, the Company had 38,000 and 69,097 potentially dilutive common shares, respectively.

     STOCK-BASED COMPENSATION - The Company follows Accounting Principles Board
     ------------------------
     Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans rather than the alternative fair value accounting provided under SFAS No. 123 "Accounting for Stock-Based Compensation."

     COMPREHENSIVE INCOME - Pursuant to SFAS No. 130, "Reporting Comprehensive
     --------------------
     Income," the Company is required to report comprehensive income and its components in its financial statements, which includes unrealized gains and losses on available for sale securities.

     BUSINESS SEGMENTS - Pursuant to SFAS No. 131, "Disclosure About Segments of
     -----------------
     a Business Enterprise and Related Information," the Company is required to report segment information. As the Company only operates in principally one business segment, no additional reporting is required.

2.   INVENTORIES:

     Inventories consist of the following:

                                                           December 31,
                                                      2001             2000
                                                  ------------     ------------
          Raw materials                           $  1,775,229     $  1,759,504
          Work in process                               18,418           12,461
          Finished goods                               839,754          941,663
                                                  ------------     ------------
                                                     2,633,401        2,713,628
          Less: Reserve for inventories               (325,768)        (411,474)
                                                  ------------     ------------
                        Net inventories           $  2,307,633     $  2,302,154
                                                  ============     ============

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

3. CAPITAL LEASE OBLIGATION:

   The Company leases its operating facility from a corporation owned by the Company's chief executive officer. The lease has a fifteen-year term extending through June 15, 2012. Assets recorded under capital lease and included in property and equipment are as follows:

                                                         December 31,
                                                    2001            2000
                                                ------------    ------------
    Office/Warehouse building                   $  3,081,000    $  3,081,000
    Less accumulated amortization                   (924,300)       (718,900)
                                                ------------    ------------
                                                $  2,156,700    $  2,362,100
                                                ============    ============

   At December 31, 2001, future minimum lease payments for the capital lease are as follows: Year ending December 31:

         2002                                             $   610,596
         2003                                                 628,404
         2004                                                 641,127
         2005                                                 659,821
         2006                                                 673,176
         2007 and thereafter                                3,932,454
                                                          -----------
         Minimum lease payments                             7,145,578
         Less amount representing interest
              and executory costs                          (4,085,022)
                                                          -----------
         Present value of net minimum lease
              Payments under capital lease                $ 3,060,556
                                                          ===========
   Deposits paid under this lease agreement totaled $58,167 at December 31, 2001 and 2000. The Company's lease payments, including interest and executory costs were $598,481 and $581,520 in 2001 and 2000, respectively.

4. FINANCIAL INSTRUMENTS AND CREDIT RISKS:

   The Company's financial instruments that are exposed to concentrations of credit risk consist of cash, cash equivalents and investments. The Company places its cash, cash equivalents and investments with high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company also places its cash, cash equivalents and investments in money market funds, and debt securities with a major brokerage firm. These funds are uninsured. The total amount invested in money market funds at December 31, 2001 and 2000 was $736,501 and $1,035,817 respectively. The carrying values of cash equivalents, accounts receivable and accounts payable approximate fair value due to their short-term nature.

   The Company purchases fiber optic strands from a single Japanese supplier. While the Company believes alternative sources for fiber optic strands are available to enable it to produce endpoint signs and displays, the SIDE-GLOW(R) and END GLOW(R) cables require fiber optic material of a higher quality than the Company believe is generally available elsewhere. Accordingly, the loss of this supplier or delays in obtaining shipments could have a material adverse effect on the Company's operations until such time as an alternative supplier could be found.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

5. INCOME TAXES:

   As of December 31, 2001, the Company had approximately $2,614,000 in net operating loss carryforwards for federal and state income tax purposes, which expire between 2010 and 2021.

   Components of deferred tax assets (liabilities) are as follows:

                                                   December 31,
                                               2001           2000
                                            ----------     ----------
        Accounts receivable                 $   60,967     $   55,201

        Inventories                            174,688        208,015
        Accrued expenses                        18,004         52,194
        Depreciation                            12,532        (58,439)
        Stock warrants                          71,579         71,579
        Other                                    9,635         10,344
        Tax credits                             11,157         11,157
        Net operating loss carry forwards      983,627        625,250
                                            ----------     ----------
                                             1,342,189        975,301
        Valuation allowance                 (1,342,189)      (975,301)
                                            ----------     ----------
                                            $        -     $        -
                                            ==========     ==========

   In accordance with SFAS No. 109, "Accounting for Income Taxes", valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the realizability of the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $1,342,189 at December 31, 2001.

   The following is a reconciliation of tax computed at the statutory federal rate to the income tax expense in the statements of operations for the years ended December 31, 2001 and 2000:

                                                               2001                   2000
                                                       --------------------   --------------------
                                                        Amount        %         Amount       %
                                                       ---------  ---------   ----------  --------
     Tax benefit computed at statutory federal rate    $(339,739)    (34.00)  $  (88,131)   (34.00)
     State tax benefit                                   (37,025)     (3.71)      (8,432)    (3.25)
     Change in valuation allowance                       366,888      36.72       88,000     33.95
     Non-deductible expenses                               9,876       0.99        9,694      3.74
     Other, net                                                -          -       (1,131)     (.44)
                                                       ---------  ---------   ----------  --------
     Income tax expense                                $       -          -   $        -         -
                                                       =========  =========   ==========  ========

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

6. CAPITAL STOCK:

   CLASS A COMMON STOCK - At December 31, 2001 the Company has reserved Class A
   --------------------
   Common Stock for issuance in relation to the following:

         Employee Stock Options                                363,355
         Shares Subject to Warrants                            438,875
         Conversion of Class B Common Stock                    483,264

   CLASS B COMMON STOCK - Each share of Class B Common Stock is entitled to five
   --------------------
   votes on all matters on which stockholders may vote, including the election of directors. Shares of Class B Common Stock are automatically convertible into an equivalent number of shares of Class A Common Stock upon the sale or transfer of such shares.

   STOCK WARRANTS - The Company has 438,875 vested warrants outstanding in
   --------------
   connection with the transactions described below.

   The Company has granted a 10-year warrant for 289,187 shares of Class A Common Stock at an exercise price of $7.00 per share to the Kingstone Family Limited Partnership II ("KFLP II"), of which Chairman and Chief Executive Officer of the Company, Brett Kingstone, controls and is the general partner. The warrant was granted on March 31, 1997, and expires March 31, 2007. KFLP II has granted an option to purchase up to 28,918 shares of the Class A Common Stock underlying the warrant upon the warrant's full or partial exercise to Cooper Lighting, Inc. ("Cooper"). KFLP II has also granted an option to purchase up to 28,918 shares of the Class A Common Stock underlying the warrant upon the warrant's full or partial exercise to Hayward Industries, Inc. ("Hayward").

   CAPITAL STOCK TRANSACTIONS - On November 23, 1998, the Company entered into a
   --------------------------
   Stock Purchase Agreement with Cooper Lighting, Inc. ("Cooper"), a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange Company trading under the symbol "CBE") pursuant to which the Company sold to Cooper 250,369 shares of its Class A Common Stock, for a purchase price of $2,000,000. The Company incurred issuance costs associated with this transaction of $4,377 in 1999. In addition, the Company entered into a Distributorship Agreement (the "Distributorship Agreement") with Cooper and Cooper Industries (Canada), Inc. ("Cooper Canada"), another subsidiary of Cooper Industries, Inc., pursuant to which Cooper and Cooper Canada were collectively granted the exclusive distribution rights in the United States and Canada to the Company's fiber optic products in the commercial, residential, industrial, institutional and public transportation markets, including, but not limited to, any and all lighting applications in or related to architectural lighting, accent lighting, down lighting, display cases, landscaping, confinement, explosion-proof, clean rooms, traffic signals, signage, outdoor area and emergency/exit lighting. In consideration for these rights, Cooper and Cooper Canada have collectively agreed, in accordance with the terms of the Distributorship Agreement, to purchase up to $47,075,000 of the Company's products over a five year period, renewable after such period. Cooper was also granted a ten-year warrant to purchase an additional 250,369 shares of Class A Common Stock of the Company at $8.02 per share. The warrant expires November 23, 2008. Vesting of these warrants is tied to achievement of annual minimum purchase commitments as defined in the Distributorship Agreement.

   Effective July 10, 2000, Cooper notified the Company that Cooper did not meet its minimum purchase commitment for the year ended December 31, 1999 and would not meet its purchase commitment for the year ending December 31, 2000, and further advised the Company that Cooper will not make up the deficiencies pursuant to its option in the Distributorship Agreement to maintain its exclusive sales rights in the Territory's Exclusive Market for the Company's products. Upon this notification, the Company exercised its option to not excuse the deficiency and terminate Cooper's exclusive rights to distribute, market and sell the Company's products within the Territory's' Exclusive Market. Effective midnight on October 31, 2000, Cooper's exclusive rights for sale of the Company's products in the Territory's Exclusive Market terminated. As of December 31, 2000,

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

6.   CAPITAL STOCK (continued):

     Cooper did not have any vested warrants in relation to achievement of annual minimum purchase commitments.

     Additionally, the Company issued 517,950 warrants to Cooper to purchase shares of Class A Common Stock at fair market value if the number of outstanding shares of Class A Common Stock of the Company is increased as a result of the exercise of the Company's currently outstanding warrants (the "Warrants"). The warrant for 517,950 shares expired on March 29, 1999. Cooper also has the right to designate one director to the Company's Board of Directors.

     The Company did not have any sales to Cooper and Cooper Canada during 2001, as compared to $1,372,493 and $106,458 respectively in 2000. There were no trade accounts receivable from Cooper and Cooper Canada as of December 31, 2001, as compared to $29,920 and $73,506 respectively as of December 31, 2000.

     On September 25, 1996, the Company entered into a Stock Purchase Agreement and Distributorship Agreement with Hayward. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of the Company's Class A Common Stock from the Company, at a price of $8.02 per share, the approximate market value of the Class A Common Stock at the time. In addition, the Company granted 249,480 matching warrants for the purchase of additional shares, at an exercise price of $8.02 per share. Vesting of the warrants was tied to achievement of annual minimum purchase commitments contained in the Distributorship Agreement, pursuant to which Hayward acquired the worldwide rights to market and sell the Company's fiber optic lighting products in the swimming pool and spa market. The warrants had a 10-year life and would expire September 25, 2006.

     On August 15, 2001, the Company reached an agreement with Hayward terminating Hayward's exclusive distribution rights as of September 30, 2001. The agreement with Hayward allowed the Company to commence direct selling of its fiber optic lighting products in the swimming pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001. The Company has agreed to pay Hayward royalties on gross sales of fiber optic pool lighting products sold in the U.S. and Canada over a term of five years at the rate of 5% of gross sales in the first year, 3% in the second and third years and 2% in the fourth and fifth years with a $100,000 minimum payment due during each of the Company's fiscal years ending December 31, 2002 and 2003. Pursuant to the agreement, Hayward also agreed to return certain fiber optic lighting products previously sold by the Company to Hayward and to return vested warrants covering 49,896 shares of the Company's Class A common stock previously issued to Hayward all in exchange for $300,000 paid by the Company to Hayward in December 2001. The settlement payment of $300,000 was allocated to the returned inventory at its fair market value of approximately $155,000, to the returned vested warrants at their fair market value on August 15, 2001, the measurement date, of approximately $43,000 and the balance of settlement payment of approximately $102,000 was recorded as a one-time charge to operations (included in selling, general and administrative expense) in December 2001. The inventory repurchased from Hayward represents the Company's manufactured fiber optic lighting products, which had been directly purchased by Hayward from the Company from January 1, 2000 through September 30, 2001. The shares underlying Hayward's remaining warrants and other shares of the Company's stock owned by Hayward are subject to certain registration rights. The termination of Hayward's exclusive distribution rights also released Hayward from any annual minimum inventory purchase commitments for 2001 and beyond. As of December 31, 2001, total vested warrants in relation to Hayward's achievement of annual minimum purchase commitments under the original Distributorship Agreement was 149,688.

     The Company had sales of $1,844,953 and $3,290,337 to Hayward during 2001 and 2000, respectively. Trade accounts receivable includes $251,751 and $458,919 due from Hayward at December 31, 2001 and 2000, respectively. The Company derived approximately 16% of its total revenues from Hayward in 2001 compared to approximately 28% in 2000.

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001


7.   STOCK OPTION PLAN:

     The Company adopted a stock option plan that provides for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 shares of the Company's Class A Common Stock for future issuance under the plan. The option price must be at least 100% of market value at the date of the grant and the options have a maximum term of 10 years.

     The following table summarizes activity of the stock option plan for the years ended December 31, 2001 and 2000:

                                                            Options               Number         Weighted
                                                         Available for          of Shares         Average
                                                          Future Grant         Under Option     Option Price
                                                          ------------         ------------     ------------
                   Balance, January 1, 2000                  103,984             288,379

                     Options granted                         (86,650)             86,650           $  7.23
                     Options exercised                             -             (11,441)          $  5.12

                     Options cancelled                        36,587             (36,587)          $  5.86
                                                          ----------           ---------
                   Balance, December 31, 2000                 53,921             327,001

                     Options granted                         (42,400)             42,400           $  6.29
                     Options exercised                             -             (17,567)          $  4.48
                     Options cancelled                        27,849             (27,849)          $  7.66
                                                          ----------           ---------
                   Balance, December 31, 2001                 39,370             323,985
                                                          ==========           =========

     The weighted average fair value of options granted during 2001 and 2000 was $3.07 and $3.25 per option, respectively. At December 31, 2001, the 323,985 options outstanding under the plan are summarized in the following table:

                                                                  Weighted                Weighted
                         Option              Range of              Average                 Average
                         Shares           Exercise Prices       Exercise Price          Remaining Life
                      -----------       ------------------    -----------------       ------------------
                        112,967            $3.69 - $5.47             $4.50                  6.12 years
                        105,318            $5.55 - $7.38             $6.38                  6.92
                        105,700            $7.44 - $9.25             $8.30                  6.67

     Options granted vest ratably over a three-year period or vest based on achievement of performance criteria. As of December 31, 2001, 254,856 options were vested and exercisable. These options are summarized below:

                                                                  Weighted                Weighted
                         Option              Range of              Average                 Average
                         Shares           Exercise Prices       Exercise Price          Remaining Life
                      -----------       ------------------    -----------------       ------------------
                         96,301            $3.69 - $5.47             $4.55                  6.73 years
                         63,521            $5.55 - $7.38             $6.56                  7.21
                         95,034            $7.44 - $9.25             $8.32                  5.88

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

7.   STOCK OPTION PLAN (continued):

     The Company applies the disclosure-only provisions of SFAS No. 123, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation expense has been recognized for stock options granted under the plan. If the Company had elected to recognize compensation expense for stock options based on the fair value at grant date, consistent with the method prescribed by SFAS No. 123, net loss and loss per share would have been increased to the proforma amounts shown below:

                                                        2001           2000
                                                    -----------     ---------
              Net  loss:
                As reported                         $  (999,233)    $(259,211)
                Proforma loss                       $(1,141,246)    $(408,929)

              Basic EPS:
                As reported                         $     (0.39)    $   (0.10)
                Proforma loss                       $     (0.45)    $   (0.16)

              Diluted EPS:
                As reported                         $     (0.39)    $   (0.10)
                Proforma loss                       $     (0.45)    $   (0.16)

     These proforma amounts were determined using the Black-Scholes Valuation model with the following key assumptions: (a) an average discount rate of 6.17%; (b) a volatility factor of 35% based upon volatility of a comparable group of companies; and (c) an average expected option life of 7 years during 2001 and 2000.


8.   SIGNIFICANT CUSTOMERS/EXPORT SALES:

     Sales to foreign markets and significant customers as a percentage of the Company's total revenues were as follows:

                                                     2001         % of Sales           2000        % of Sales
                                                  ----------      ----------        ----------     ----------
       Foreign markets:
          Americas (excluding USA)                $1,158,294          10%           $1,140,433         10%
          Europe, the Middle East and Africa       1,122,694           9%            1,295,116         11%
          Asia Pacific                               694,627           6%              311,178          3%
          Japan                                       96,551           1%               89,120          1%
                                                  ----------      ----------        ----------     ----------
                                                  $3,072,166          26%           $2,835,847         25%

       Significant customers:
          Hayward Pool Products                   $1,844,953          16%           $3,290,337         28%
          Regent Lighting Corporation                838,891           7%           $1,478,951         13%

SUPER VISION INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001

9.   BENEFIT PLANS:

     The Company has established a profit sharing plan that permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company made matching contributions equal to 50%, of the participants' contributions, to a maximum of 3% of the participants' salary, totaling $29,662 and $37,463 for 2001 and 2000, respectively. Effective October 1, 2001, the Company discontinued the company match portion of the plan.

     The Company has established a bonus plan, based on targeted sales levels, which provides incentive compensation for sales employees. Amounts charged to expense for bonuses to these employees were $73,682 and $65,029 for 2001 and 2000, respectively.

10.  CONTINGENCIES

     On March 4, 2002, the Company filed a lawsuit (case number 6:02-CV-270-ORL-19JGG) in the United States District Court for the Middle District of Florida against Color Kinetics Incorporated ("Color Kinetics"). This is an action for declaratory judgement that certain patents of Color Kinetics are invalid, that the Company's products do not infringe any of such patents, and that such patents are unenforceable. Color Kinetics has notified the Company that it believes that certain Company products may infringe certain of Color Kinetics' patents for LED lighting systems. The Company intends to vigorously defend itself against this allegation.

                         INTERIM FINANCIAL STATEMENTS

Super Vision International, Inc.
Condensed Consolidated Balance Sheets


                                                                            (Unaudited)
                                                                             March 31,          December 31,
                                                                               2002                 2001
                                                                           -------------       --------------
                                ASSETS
Current Assets:
    Cash and cash equivalents                                                $   567,375          $   812,336
    Investments                                                                1,358,549              902,157
    Trade accounts receivable, less allowance for
     doubtful accounts of $105,759 and $162,016 at March 31, 2002
     and December 31, 2001, respectively                                       2,154,766            2,091,165
    Inventories, less reserve of $289,542 at March 31, 2002 and
     $325,768 at December 31, 2001                                             2,380,520            2,307,633
    Prepaid expense                                                              113,612              214,498
    Other assets                                                                  18,957               19,497
                                                                           -------------       --------------
          Total current assets                                                 6,593,779            6,347,286
                                                                           -------------       --------------

Property and Equipment                                                         7,293,085            7,272,441
    Accumulated depreciation and amortization                                 (3,077,493)          (2,917,423)
                                                                           -------------       --------------
          Net property and equipment                                           4,215,592            4,355,018

Investments                                                                            -              456,746

Goodwill                                                                          17,781               17,781
Patents and trademarks, less amortization of $58,230 at March 31,
 2002 and $54,810 at December 31, 2001                                           128,770              132,190
Other assets                                                                     165,323              169,190
                                                                           -------------       --------------
                                                                             $11,121,245          $11,478,211
                                                                           =============       ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                                         $ 1,236,513          $ 1,322,135
    Accrued compensation and benefits                                              3,810               96,139
    Deposits                                                                      46,814               30,873
    Current portion of obligation under capital lease                             92,908               89,751
                                                                           -------------       --------------
          Total current liabilities                                            1,380,045            1,538,898

Obligation Under Capital Lease                                                 2,946,360            2,970,805

Stockholders' Equity:
    Preferred stock, $.001 par value, 5,000,000 shares
     authorized, none issued                                                          --                   --
    Class A common stock, $.001 par value, authorized
     16,610,866 shares, 2,083,110 issued and outstanding                           2,084                2,084
    Class B common stock, $.001 par value, authorized
     3,389,134 shares, 483,264 issued and outstanding                                483                  483
    Additional paid-in-capital                                                10,556,110           10,556,110
    Accumulated other comprehensive loss                                         (31,183)             (30,655)
    Accumulated deficit                                                       (3,732,654)          (3,559,514)
                                                                           -------------       --------------
          Total stockholders' equity                                           6,794,840            6,968,508
                                                                           -------------       --------------
                                                                             $11,121,245          $11,478,211
                                                                           =============       ==============

See accompanying notes to unaudited condensed consolidated financial statements.

Super Vision International, Inc.
Condensed Consolidated Statements of Operations - unaudited

                                                                       Three Months
                                                                      Ended March 31,
                                                             ---------------------------------
                                                                  2002               2001
                                                             --------------     --------------
Revenues                                                     $    2,867,267     $    3,416,147

Cost and Expenses:
     Cost of sales                                                1,714,321          2,283,357
     Selling, general and administrative                          1,117,080            939,507
     Research and development                                       121,680             97,827
                                                             --------------     --------------
               Total costs and expenses                           2,953,081          3,320,691

Operating Income (Loss)                                             (85,814)            95,456

Non-Operating Income (Expense):
     Interest income                                                 27,104             40,601
     Interest expense                                              (106,853)          (109,185)
     Loss on investments                                             (5,635)            (4,754)
     Other expense                                                   (1,942)                --
                                                             --------------     --------------
               Total non-operating expense                          (87,326)           (73,338)
                                                             --------------     --------------

Net Income (Loss)                                            $     (173,140)    $       22,118
                                                             ==============     ==============

Net Income (Loss) Per Common Share:

     Basic                                                   $        (0.07)    $         0.01
                                                             ==============     ==============

     Diluted                                                 $        (0.07)    $         0.01
                                                             ==============     ==============

See accompanying notes to unaudited condensed consolidated financial statements.

Super Vision International, Inc.
Condensed Consolidated Statements of Cash Flows - unaudited

                                                                                                     Three Months
                                                                                                    Ended March 31,
                                                                                              ---------------------------
                                                                                                  2002            2001
                                                                                              -----------    ------------
Cash Flows from Operating Activities:
  Net income (loss)                                                                             $(173,140)     $   22,118
                                                                                              -----------    ------------
  Adjustments to reconcile net income (loss) to net cash provided by
  Operating activities:
          Depreciation                                                                            160,070         165,571
          Amortization of intangible assets                                                         3,420
          Increase (decrease) in inventory reserve                                                (36,226)        (11,467)
          Decrease in other assets                                                                    541              --
          Loss on investments                                                                       5,635              --
          Gain on available for sale securities                                                      (528)             --
          Changes in operating assets and liabilities:
               (Increase) decrease in:
                    Trade accounts receivable, net                                                (63,601)       (450,720)
                    Inventories                                                                   (36,661)         31,564
                    Prepaid expense                                                               100,885         (63,053)
                    Other assets                                                                    3,867         (11,226)
               Increase (decrease) in:
                    Accounts payable                                                              (85,621)         49,329
                    Accrued compensation and benefits                                             (92,329)        (86,173)
                    Deposits                                                                       15,941          10,757
                                                                                              -----------    ------------
                       Total adjustments                                                          (24,607)       (365,418)
                                                                                              -----------    ------------
                       Net cash used in operating activities                                     (197,747)       (343,300)

Cash Flows from Investing Activities:
  Purchase of property and equipment                                                              (20,644)        (42,142)
  Purchase of investments                                                                          (5,282)         (1,356)
  Acquisition of patents and trademarks                                                                --          (4,996)
                                                                                              -----------    ------------
                       Net cash used in investing activities                                      (25,926)        (48,494)
                                                                                              -----------    ------------

Cash Flows from Financing Activities:
  Payments on capital lease obligation                                                            (21,288)        (12,195)
                                                                                              -----------    ------------
                       Net cash used in financing activities                                      (21,288)        (12,195)
                                                                                              -----------    ------------

Net Decrease in Cash and Cash Equivalents                                                        (244,961)       (403,989)

Cash and Cash Equivalents, beginning of period                                                    812,336       1,673,639
                                                                                              -----------    ------------

Cash and Cash Equivalents, end of period                                                        $ 567,375      $1,269,650
                                                                                              ===========    ============


See accompanying notes to unaudited condensed consolidated financial statements.

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements (unaudited)

1.   Summary of Significant Accounting Policies:

     Business - Super Vision International, Inc. (the "Company") is engaged in
     --------
     the design, manufacture and marketing of SIDE-GLOW(R) and END GLOW(R) fiber optic lighting cables, light sources and "point-to-point" fiber optic signs and displays. The Company's products have a wide variety of applications in the signage, swimming pool, architectural, advertising and retail industries.

     Basis of Consolidation - The consolidated financial statements include the
     -----------------------
     accounts of Super Vision International, Inc. and its wholly owned subsidiary Oasis Waterfalls, LLC (collectively, the "Company"). All significant inter-company balances and transactions have been eliminated.

     Revenue Recognition - Generally, the Company recognizes revenue for its
     -------------------
     products upon delivery to customers, provided no significant obligations remain and collection is probable.

     Cash Equivalents - Temporary cash investments with an original maturity of
     ----------------
     three months or less are considered to be cash equivalents.

     Investments - Marketable equity securities and debt securities are
     -----------
     classified either as available-for-sale or held to maturity. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The amortized costs of debt securities in this category are adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The costs of securities sold are based on the specific identification method. Interest and dividends on securities classified as available-for-sales are included in investment income. The Company accounts for investments in debt securities as held-to-maturity and records the investments at amortized cost when the Company has the positive intent and ability to hold those securities to maturity. The held-to-maturity securities are corporate bonds that mature in January 2003 and earn interest at the rate of 5.875% per annum.

     The amortized cost, unrealized losses, and fair values of the Company's investments held at March 31, 2002 are summarized as follows:

                                                                   Gross     Estimated
                                          Amortized              Unrealized    Fair
                                            Costs       Costs      Losses      Value
                                        ----------------------------------------------
     Available-for-sale securities:
      Fixed Income Funds                   878,778     883,038    (31,183)    847,595
      Money Market Funds                    59,843      59,843          -      59,843
                                        ----------------------------------------------
                                           938,621     942,881    (31,183)    907,438
                                        ==============================================

     Held-to-maturity securities:
      Corporate Bonds                      455,344     458,100     (4,233)    451,111
                                        ==============================================

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements - Continued

1.   Summary of Significant Accounting Policies (continued):

     Recent Accounting Pronouncements - In June 2001, the FASB issued Statement
     --------------------------------
     of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the measurement of an asset retirement obligation from a cost-accumulation approach to a fair value approach, where the fair value (discounted value) of an asset retirement obligation is recognized as a liability in the period in which it is incurred and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently amortized into expense. The pre-FAS 143 prescribed practice of reporting a retirement obligation as a contra-asset will no longer be allowed. SFAS No. 143 becomes effective for fiscal years beginning after June 15, 2002. The implementation of this Statement is not expected to have a material impact on the Company's financial position or results of operations.

     Inventories - Inventories are stated at the lower of cost (first-in, first-
     -----------
     out method), or market. Provision is made for any inventory deemed excessive or obsolete.

     Property and Equipment - Property and equipment are stated at cost.
     ----------------------
     Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The estimated useful lives of the property and equipment range from 3 to 20 years. Property held under capital lease is amortized over the life of the lease. Related amortization expense is included with depreciation in the accompanying consolidated statements of operations and accumulated depreciation and amortization in the accompanying consolidated balance sheets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations.

     Intangible Assets and Goodwill - In July 2001, the Financial Accounting
     ------------------------------
     Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," and SFAS No. 142 "Goodwill and Other Intangible Assets," which change the accounting for business combinations and goodwill. SFAS No. 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, has therefore ceased upon adoption of SFAS 142 effective January 1, 2002.

     Intangible assets, which are recorded at cost, consist of patents and trademarks, which are owned by the Company and are being amortized over their contractual lives using the straight-line method. Goodwill represents the excess cost of the acquired business over the fair value of net assets acquired. Under the guidance of Financial Accounting Standards Board No. 142, goodwill and intangible assets deemed to have indefinitive lives will no longer be amortized but will be subject to annual impairment test in accordance with the statement. The factors considered by management include trends

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements - Continued

     and prospects as well as the effects of obsolescence, demand, competition and other economic factors. No impairment losses have been recognized in any of the periods presented.

     Long - Lived Assets - In August 2001, the FASB issued SFAS No. 144
     -------------------
     "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and APB Opinion No. 30, "Reporting the Results of Operations- -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," it retains the fundamental provisions of those Statements. SFAS No. 144 became effective January 1, 2002.

     The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and will recognize impairment of the carrying value of long-lived assets, if any is indicated, based on the fair value of such assets. No impairment losses have been recognized in any of the periods presented.

     Deposits - Payments received by the Company for services to be provided in
     ---------
     the following year are deferred and recognized as revenue in the period the services are provided.

     Research and Developments - Research and development costs to develop new
     -------------------------
     products are charged to expense as incurred.

     Advertising - Advertising costs, included in selling, general and
     -----------
     administrative expenses, are expensed when the advertising first takes place. The Company promotes its product lines primarily through print media, such media includes trade publications, trade shows and promotional brochures. Advertising expenses were approximately $65,000 and $113,000 for the three months ended March 31, 2002 and 2001, respectively.

     Income Taxes - Income taxes are provided for the tax effects of
     ------------
     transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Use of Estimates - The preparation of financial statements in conformity
     ----------------
     with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements - Continued

1.   Summary of Significant Accounting Policies (continued):

     Earnings Per Share - Basic loss per share is computed by dividing net loss
     ------------------
     available to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dillutive common shares are considered antidilutive and thus are excluded from the calculation. The Class A and Class B warrants, employee stock options, certain warrants issued to Hayward are not included in the computation of loss per share for the quarter ended March 31, 2002 because the related shares are contingently issuable or to do so would have been anti-dilutive. At March 31, 2002, the Company had 25,351 potentially dilutive common shares.

     Stock-Based Compensation  - The Company follows Accounting Principles Board
     ------------------------
     Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans rather than the alternative fair value accounting provided under SFAS No. 123 "Accounting for Stock-Based Compensation."

     Comprehensive Income - Pursuant to SFAS No. 130, "Reporting Comprehensive
     --------------------
     Income," the Company is required to report comprehensive income and its components in its financial statements, which includes unrealized gains and losses on available for sale securities.

     Business Segments - Pursuant to SFAS No. 131, "Disclosure about Segments of
     -----------------
     a Business Enterprise and Related Information," the Company is required to report segment information. As the Company only operates in principally one business segment, no additional reporting is required.

2.   Inventories:

     Inventories consist of the following:

                                                  (Unaudited)
                                                   March 31,    December 31,
                                                      2002          2001
                                                   ----------   ------------
      Raw materials                                $1,736,995    $1,775,229
      Work in process                                  11,157        18,418
      Finished goods                                  921,910       839,754
                                                   ----------    ----------
                                                    2,670,062     2,633,401
      Less: Reserve for inventories                  (289,542)     (325,768)
                                                   ----------    ----------
             Net inventories                       $2,380,520    $2,307,633
                                                   ==========    ==========

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements - Continued

3.   Capital Lease Obligation:

     The Company leases its operating facility from a corporation owned by the Company's chief executive officer. The lease has a fifteen-year term extending through June 15, 2012. Assets recorded under this capital lease and included in property and equipment are as follows:

                                                   March 31,     December 31,
                                                     2002           2001
                                                  -----------    ------------
     Office/Warehouse building                    $3,081,000      $3,081,000
     Less accumulated amortization                  (975,650)       (924,300)
                                                  -----------    ------------
                                                  $2,105,350      $2,156,700
                                                  ===========    ============

     Future minimum annual lease payments for the remainder of 2002 and years subsequent thereto in the aggregate are as follows:

            2002                                      $   457,947
                                                      -----------
            2003                                          628,404
            2004                                          641,127
            2005                                          659,821
            2006                                          673,176
            2007 and thereafter                         3,932,454
            Minimum lease payments                      6,992,929
                                                      -----------
            Less amount representing interest
                  and executory costs                  (3,953,661)
                                                      -----------
            Present value of net minimum lease
                  payments under capital lease        $ 3,039,268
                                                      ===========

     Deposits paid under this lease agreement totaled $58,167 at March 31, 2002.

4.   STOCK OPTION PLAN:

     The Company adopted a stock option plan that provides for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 shares of the Company's Class A Common Stock for future issuance under the plan. The option price must be at least 100% of market value at the date of the grant and the options have a maximum term of 10 years.

     The following table summarizes activity of the stock option plan for the three-month period ended March 31, 2002:

                                            Options         Number of
                                         Available for        Shares          Option Price
                                          Future Grant     Under Option         Per Share
                                         -------------     ------------       -------------
            Balance, January 1, 2002          39,370          323,985         $3.69 - $9.25
              Options granted                   (300)             300         $        5.90
              Options cancelled               17,168          (17,168)        $4.81 - $9.25
            Balance, March 31, 2002           56,238          307,117

Super Vision International, Inc.
Notes to Condensed Consolidated Financial Statements - Continued

4.   STOCK OPTION PLAN (continued):

     Options granted vest ratably over a three-year period or vest based on achievement of performance criteria. As of March 31, 2002, shares of common stock options totaling 244,888 were vested and exercisable.

5.   EARNINGS (LOSS) PER SHARE:

     The following table sets forth the computation of basic and diluted earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share."

                                                                       For the Three Months Ended
                                                                               March 31,
                                                                        2002               2001
                                                                     -----------       -----------
         Numerator:
         Net income (loss) (numerator for basic and
            Diluted earnings (loss) per share)                       $  (173,140)      $    22,118
                                                                     -----------       -----------
         Denominator:
         Denominator for basic earnings (loss) per share
            -weighted average shares                                   2,566,374         2,548,807

         Effect of dilutive securities:
            Options                                                            -            22,897
            Warrants                                                           -             8,416
                                                                     -----------       -----------
            Dilutive potential shares                                          -            31,313
                                                                     -----------       -----------
         Denominator for diluted earnings (loss) per share
            -adjusted weighted average shares                          2,566,374         2,580,120
                                                                     ===========       ===========

         Basic earnings (loss) per share                             $     (0.07)      $      0.01
                                                                     ===========       ===========

         Diluted earnings (loss) per share                           $     (0.07)      $      0.01
                                                                     ===========       ===========

6.   CONTINGENCIES:

     On March 4, 2002, the Company filed a lawsuit (case number 6:02-CV-270-ORL-19JGG) in the United States District Court for the Middle District of Florida against Color Kinetics Incorporated ("Color Kinetics"). This is an action for declaratory judgment that certain patents of Color Kinetics are invalid, that the Company's products do not infringe any of such patents, and that such patents are unenforceable. Color Kinetics has notified the Company that it believes that certain Company products may infringe certain of Color Kinetics' patents for LED lighting systems. The Company intends to vigorously defend itself against this allegation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, Super Vision can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Certificate of Incorporation also includes a provision limiting director liability to us, or our stockholders, for monetary damages arising from certain acts or omissions in a director's capacity as a director. In addition, we have the ability to maintain insurance on behalf of our directors and officers to insure them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     Our registration rights agreement with the selling stockholder contains reciprocal agreements of indemnity between us and the selling stockholders as to certain liabilities, including liabilities under the Securities Act and in certain circumstances could provide for indemnification of our directors and officers.

     We have entered into indemnification agreements with each of our directors and executive officers which provide that we will indemnify our directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses of this offering, all of which are to be paid by the Registrant, are as follows:

          SEC Registration Fee                         $ 1,118.61
          Printing Expenses                              1,000.00
          Accounting Fees and Expenses                  20,000.00
          Legal Fees and Expenses                       25,000.00
          Miscellaneous Expenses                         1,500.00
                                                       ----------

          Total                                        $48,618.61


Item 26.  Recent Sales of Unregistered Securities

     During the past three years, the Registrant has sold the following securities pursuant to exemptions form registration under the Securities Act of 1933, as amended:

     1. On November 23, 1998, we entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange Company trading under the symbol "CBE") pursuant to which we sold to Cooper Industries, Inc. 250,369 shares of our Class A common stock, for a purchase price of $2,000,000. In addition, we entered into a distributorship agreement with two of Cooper's subsidiaries pursuant to which they were granted certain exclusive distribution rights in the United States and Canada to market and sell our fiber optic lighting products in certain markets including the architectural market. Cooper was also granted a ten-year warrant to purchase an additional 250,369 shares of Class A

Common Stock of the Company at $8.02 per share. Vesting of this warrant was tied to achievement of certain annual minimum purchase commitments by Cooper. Cooper did not meet its minimum purchase commitments. As of a result, Cooper cannot purchase any shares under this warrant. In addition, we issued 517,950 warrants to Cooper to purchase shares of our Class A common stock at fair market value if the number of our outstanding shares of Class A common stock increased as a result of the exercise of other outstanding warrants to purchase our stock. This warrant expired unexercised in May 1999.

     On March 27, 1997, we granted a 10-year warrant for 289,187 shares of our Class A common stock to the Kingstone Family Limited Partnership II ("KFLP II"), of which our Chairman and Chief Executive Officer, Brett Kingstone, controls and is the general partner. As part of the November 1998 transaction with Cooper, KFLP II granted an option to purchase up to 28,918 shares of the Class A common stock underlying the warrant upon the warrant's full or partial exercise to Cooper.

     KFLP II has also granted an option to purchase up to 28,918 shares of the Class A common stock underlying the warrant upon the warrant's full or partial exercise to Hayward Industries, Inc.

     The foregoing sales were made in reliance on Section 4(2) of the Securities Act of 1933. No general advertisement or solicitation of offerees was made and all purchasers signed and delivered to the Registrant agreements wherein they represented, among other things, that the securities would be held for their own account for investment only and not with the intent to engage in a distribution of such securities. The certificates representing such securities bear legends restricting transferability in transactions not registered under the Securities Act of 1933, and the securities registers of the Registrant bear stop transfer legends.

Item 27.  Exhibits

      3.1      Certificate of Incorporation of the Company/(1)/
      3.2      Amendment to Certificate of Incorporation/(1)/
      3.3      Amendment to Certificate of Incorporation/(8)/
      3.4      Amendment to Certificate of Incorporation/(7)/
      3.5      Bylaws/(1)/
      4.1      Form of Class A Common Stock Certificate/(10)/
      5.1      Opinion of Katz, Kutter, Alderman, Bryant & Yon, P.A.
     10.1 Super Vision International, Inc. 1994 Stock Option Plan, as amended and restated/(7)/
     10.2      Employment Agreement between the company and Brett M.
               Kingstone/(1)/
     10.3      Form of Indemnification Agreement/(1)/
     10.4.1    Lease for Presidents Drive facility/(10)/
     10.4.2    Amendment to lease for Presidents Drive facility/(10)/
     10.5 Warrant Agreement dated as of March 31, 1997 between the company and Brett M. Kingstone/(2)/
     10.6 Stock Purchase Agreement between the company and Hayward Industries, Inc. dated as of September 25, 1996, including exhibits/(3)/
     10.7 Stock Purchase Agreement between the company and Cooper Lighting, Inc. dated as of November 23, 1998, including exhibits/(6)/
     10.8 Agreement between the Kingstone Family Limited Partnership II and Hayward Industries, Inc. dated as of March 9, 1999/(10)/
     10.9 Amendment to Registration Rights Agreement between the company and Hayward Industries, Inc. dated as of March 9, 1999/(10)/
     10.10 Warrant Certificate registered in the name of Hayward Industries, Inc. /(11)/
     21.1      Subsidiaries of the Registrant/(9)/
     23.1 Consent of Gallogly, Fernandez & Riley LLP (included in Part II of the Registration Statement)*

     23.2 Consent of Ernst & Young LLP (included in Part II of the Registration Statement)*
     23.3 Consent of Katz, Kutter, Alderman, Bryant & Yon, P.A. (included in its opinion filed as Exhibit 5.1 hereto)
     24.1 Power of Attorney (included on signature page of Registration Statement) /(10)/

____________________
*Filed herewith

/(1)/ Incorporated by Reference to the Registrant's Registration Statement on Form SB-2 (File No. 33-74742)
/(2)/ Incorporated by Reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997
/(3)/ Incorporated by reference to the Registrant's Current Report on Form 8-K dated September 25, 1996
/(4)/ Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997
/(5)/ Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997
/(6)/ Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998
/(7)/ Incorporated by reference to the Registrant's Definitive Proxy Statement filed April 29, 1997
/(8)/ Incorporated by reference to the Registrant's Definitive Proxy Statement filed April 22, 1998
/(9)/ Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000
/(10)/ Previously filed
/(11)/ Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 24 day of May, 2002.

                                           SUPER VISION INTERNATIONAL, INC.


                                           By: /s/ Brett M. Kingstone
                                               --------------------------------
                                               Brett M. Kingstone, Chairman
                                               and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signatures                                  Title                   Date
----------                                  -----                   ----


/s/ Brett M. Kingstone         Chairman of the Board and Chief      May 24, 2002
---------------------------    Executive Officer (Principal
Brett M. Kingstone             Executive Officer)


/s/ Larry J. Calise*           Chief Financial Officer (Principal   May 24, 2002
---------------------------    Financial and Accounting Officer)
Larry J. Calise

/s/ Anthony T. Castor*         Director                             May 24, 2002
---------------------------
Anthony T. Castor

/s/ Brian McCann*              Director                             May 24, 2002
---------------------------
Brian McCann

/s/ Edgar Protiva*             Director                             May 24, 2002
---------------------------
Edgar Protiva

/s/ Robert Wexler*             Director                             May 24, 2002
---------------------------
Robert Wexler

/s/ Fritz Zeck*                Director                             May 24, 2002
---------------------------
Fritz Zeck


*By: /s/ Brett M. Kingstone
    -----------------------
     Brett M. Kingstone
     Attorney-in-Fact

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002, with respect to the financial statements of Super Vision International, Inc. included in Amendment No.3 to the Registration Statement (Form SB-2 No. 333-73804) and related Prospectus of Super Vision International, Inc. for the registration of 707,373 shares of its common stock.

                                      /s/ Gallogly, Fernandez & Riley LLP

Orlando, Florida
May 21, 2002

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 2001, with respect to the financial statements of Super Vision International, Inc. included in Amendment No.3 to the Registration Statement (Form SB-2 No. 333-73804) and related Prospectus of Super Vision International, Inc. for the registration of 707,373 shares of its common stock.

                                             /s/ Ernst & Young LLP

Orlando, Florida
May 21, 2002